SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VARCO INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VARCO INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2003

Our annual meeting of stockholders will be held on Thursday, May 15, 2003, at the St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027-3408, starting at 9:00 a.m., local time, for the purposes of:

1.    Electing a board of ten directors to serve until our next annual meeting and until their successors are duly elected and qualified;

2.    Approving an amendment and restatement of our Amended and Restated 1996 Equity Participation Plan, now known as the 2003 Equity Participation Plan that, among other things, (i) increases the number of shares of our common stock that may be issued under the plan by 4,500,000 shares from 7,650,000 shares to 12,150,000 shares, and (ii) modifies the annual limits on the amount of shares or cash awards that may be granted to any person;

3.    Approving an amendment of our Employee Stock Purchase Plan that increases the number of shares of our common stock that may be issued thereunder by 350,000 shares from 648,172 shares to 998,172 shares;

4.    Ratifying the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2003; and

5.    Transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors has fixed the close of business on March 24, 2003, as the record date for determining those stockholders who are entitled to notice of, and to vote at, our annual meeting and at any adjournment or postponement of the meeting.

It is important that your shares be represented and voted at the meeting. If you do not plan to attend the meeting and vote your shares in person, please vote in one of these ways:

•	MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is free in the U.S. and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

By Order of the Board of Directors,

James F. Maroney, III

Vice President, Secretary and General Counsel

Houston, Texas

April 14, 2003

VARCO INTERNATIONAL, INC.

2000 W. Sam Houston Parkway South

Suite 1700

Houston, Texas 77042

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2003

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is being furnished to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at our annual meeting of stockholders to be held on Thursday, May 15, 2003, at the St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027-3408, starting at 9:00 a.m. local time, and at any adjournment or postponement of the meeting.

This proxy statement and the accompanying proxy card, together with a copy of our 2002 Annual Report, is being mailed to our stockholders on or about April 15, 2003. You may also obtain an electronic version our annual report on Form 10-K from the Securities and Exchange Commission’s website located at www.sec.gov or from our website located at www.varco.com.

All shares of our common stock that are entitled to vote and are represented at the annual meeting by properly executed proxies received at or prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	the election of the ten nominees (named in this proxy statement) to our Board of Directors;

•	approval of the amendment and restatement of our 1996 Equity Participation Plan, to be known as our 2003 Equity Participation Plan, that, among other things, (i) increases the number of shares of our common stock that may be issued under the plan by 4,500,000 shares, and (ii) modifies the annual limits on the amount of shares or cash awards that may be granted to any person;

•	approval of the amendment of our Employee Stock Purchase Plan that increases the number of shares of our common stock that may be issued thereunder by 350,000 shares; and

•	the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, at or before the voting at the annual meeting, a written notice of revocation bearing a later date than the proxy; or

•	duly executing a proxy with a later date and delivering it to our Secretary before the voting at the annual meeting; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to Varco International, Inc., 2000 W. Sam Houston Parkway South, Suite 1700, Houston, Texas 77042, Attention: Secretary, or hand delivered to our Secretary at or before the voting at the annual meeting.

All expenses of soliciting proxies, including the cost of mailing this proxy statement to stockholders, will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. These persons will not receive additional compensation, but may be reimbursed for reasonable out-of pocket expenses in connection with this solicitation. In addition, we have retained the services of Morrow & Company to assist in the solicitation of proxies. We will pay approximately $5,000, plus reimbursement of out-of-pocket expenses, to Morrow & Company for its services. We will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. We will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Voting Electronically via the Internet or Telephone

If your shares are registered directly with Mellon Investor Services LLC you may vote your shares either via the Internet or by calling Mellon Investor Services LLC. Specific instructions for voting via the Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy in the self-addressed, postage prepaid envelope provided.

Electronic Delivery of Stockholder Communications

If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card. If you choose this option, when the annual report and proxy materials are mailed to our stockholders, you will either receive an electronic version of our annual report and proxy materials or you will receive a notice listing the website where you can view or download the annual report and proxy documents. Your choice to receive the annual report and proxy materials electronically will remain in effect until you notify us by mail that you wish to resume paper delivery of these documents. If you hold your stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option. Due to the cost savings involved, we encourage our stockholders to register to receive future annual reports and proxy materials electronically.

OUTSTANDING SHARES, VOTING RIGHTS AND VOTES REQUIRED

Our Board of Directors has fixed March 24, 2003, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Accordingly, only holders of our common stock of record on the record date will be entitled to notice of, and to vote at, the annual meeting. As of the record date, 97,119,259 shares of our common stock were outstanding and entitled to vote, which shares were held by approximately 1,181 holders of record. Each holder of shares of our common stock on the record date is entitled to one vote per share. Votes may be cast either in person or by a properly executed proxy (including proxies by telephone or by Internet).

Vote Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is necessary for a quorum. Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the annual meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.

For the election of the nominees to the Board of Directors, the ten nominees receiving the highest vote totals will be elected. Accordingly, abstentions will not affect the outcome of the election of the nominees to the Board of Directors. The election of directors is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

In order for the amendment and restatement of the 1996 Equity Participation Plan, now known as our 2003 Equity Participation Plan, and the amendment to our Employee Stock Purchase Plan, to be approved by the holders:

•	The New York Stock Exchange (the “NYSE”) requires that: (i) greater than 50% in interest of all securities entitled to vote on the proposal cast a vote on such proposal, and (ii) a majority of such votes cast must vote “for” the proposal. For purposes of the first requirement: votes “for” and “against” and abstentions count as votes cast (while broker non-votes do not count as votes cast); and all outstanding shares, including broker non-votes, count as entitled to vote. Thus, under the first prong, the total sum of votes “for”, plus votes “against” plus abstentions (the “NYSE Votes Cast”) must be greater than 50% of the total outstanding shares of our common stock. In order to satisfy the second prong, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast.

•	Delaware General Corporations Code requires the affirmative vote by the holders of a majority of shares present and entitled to vote on the proposal. For these purposes, abstentions will have the same effect as a vote against the proposal, and broker non-votes are not entitled to vote and thus will have no effect.

•	It is expected that brokers and other nominees will have discretionary voting authority on these proposals and thus broker-non votes will not result on these proposals.

The affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting is required to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003. Abstentions will have the same effect as a vote against this proposal. However, the ratification of Ernst & Young LLP is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

Recommendation Of the Board

The Board of Directors recommends a vote “FOR”:

•	the election of the ten nominees (named in this proxy statement) to our Board of Directors;

•	approval of the amendment and restatement of our 1996 Equity Participation Plan, to be known as our 2003 Equity Participation Plan that, among other things, (i) increases the number of shares of our common stock that may be issued under the plan by 4,500,000 shares, and (ii) modifies the annual limits on the amount of shares or cash awards that may be granted to any person;

•	approval of the amendment of our Employee Stock Purchase Plan that increases the number of shares of our common stock that may be issued thereunder by 350,000 shares; and

•	the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2003, the amount and percentage of the outstanding shares of our common stock which, according to the information furnished to us, are beneficially owned by:

•	each stockholder known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each director (each of whom is a nominee for election at the annual meeting);

•	our Named Executive Officers as defined on page 8; and

•	all current executive officers and directors as a group.

The number and percentage of shares beneficially owned is based on 97,119,259 shares outstanding as of March 24, 2003, our record date. Beneficial ownership includes any shares as to which the stockholder has voting power or investment power and any shares that the stockholder has the right to acquire within 60 days of the record date, through the exercise of any stock option, warrant or other right. Unless otherwise indicated in the table or the footnotes, each stockholder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares shown as beneficially owned.

	Shares Beneficially Owned
Beneficial Owner	Outstanding Common Stock Shares(1)		Outstanding Options Exercisable Within 60 Days	Percent of Class
Directors and Named Executive Officers
George Boyadjieff	193,363		550,229	*
George S. Dotson	4,274		33,500	*
Andre R. Horn(2)	10,000		30,624	*
Richard A. Kertson(3)	36,495		5,000	*
John F. Lauletta	64,549		187,680	*
Eric L. Mattson	4,000		25,000	*
L.E. Simmons(4)	6,013,766		21,000	6.21%
Jeffery A. Smisek	5,000		17,000	*
Douglas E. Swanson	1,201		17,000	*
Eugene R. White	24,062		29,937	*
James D. Woods	2,850		29,937	*
James F. Maroney, III	20,608		84,099	*
Haynes B. Smith, III	37,799		53,872	*
Joseph C. Winkler	117,731		210,695	*
All current directors and executive officers as a group (16 persons)	6,616,219	(5)	1,472,044	8.20	%(4)

5% Beneficial Holders
Franklin Resources, Inc.(6) 777 Mariners Island Boulevard San Mateo, California 94404	7,029,242		0	7.23%
FMR Corp.(7) 82 Devonshire Street Boston, Massachusetts 02109	5,931,513		0	6.10%
L.E. Simmons & Associates, Incorporated(8) 6600 Chase Tower Houston, Texas 77002	5,671,985		0	5.84%

*	Less than one percent of the shares of common stock outstanding on the record date.

(1)	Includes shares deemed held by executive officers and directors in the Company’s 401(k) Plan and Deferred Compensation Plan.

(2)	Mr. Horn is not standing for re-election to the Board of Directors and his term will expire immediately prior to the 2003 annual meeting.

(3)	Includes 625 shares held by the Kertson Family Grandchildren’s Education Trust, as to which Mr. Kertson and his wife serve as trustees.

(4)	Includes 5,671,985 shares beneficially owned by L.E. Simmons & Associates, Incorporated, of which Mr. Simmons is president, a director and sole stockholder. See footnote (8). Mr. Simmons has shared voting and dispositive power with respect to these shares. Mr. Simmons disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 341,781 shares owned by Mr. Simmons directly or shares held under our Deferred Compensation Plan, with respect to which he has sole dispositive and voting power.

(5)	Includes 5,671,985 shares beneficially owned by L.E. Simmons & Associates, Incorporated, of which Mr. Simmons is president, a director and sole stockholder. See footnotes (4) and (8)

(6)	Based on information contained in the Schedule 13G/A dated February 12, 2003 filed by Franklin Resources, Inc., as the parent holding company for investment advisory subsidiaries to closed-end investment companies or other managed accounts, and Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, are the beneficial owners of all of these shares. Franklin Advisors, Inc., an investment advisory subsidiary of Franklin Resources, is the beneficial owner of 6,487,281 of such shares with respect to which it has sole voting and dispositive power. Franklin Private Client Group, Inc., also an investment advisory subsidiary of Franklin Resources, has sole dispositive power with respect to 541,961 shares.

(7)	Based on information contained in the Schedule 13G/A dated February 14, 2003 filed by FMR Corp. FMR Corp. has sole dispositive power over all these shares and sole voting power as to 455,017 shares. All of such shares are also deemed to be beneficially owned by Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director and stockholder of FMR Corp. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 5,462,996 of these shares, which are held by various registered investment companies with respect to which Mr. Johnson and FMR Corp. have sole dispositive power but no voting power. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 459,081 of these shares over which Mr. Johnson and FMR Corp. have sole dispositive power and sole voting power.

(8)	Based on information contained in the Schedule 13D/A dated June 26, 2002 filed by L.E. Simmons, L.E. Simmons & Associates and affiliated entities. Includes 4,159,457 shares deemed beneficially owned by SCF-III, L.P.; SCF III, L.P. shares investment and voting power over these shares with SCF II, L.P., L.E. Simmons & Associates and L.E. Simmons includes 1,507,128 shares deemed beneficially owned by FGSI Partners, L.P.; FGSI shares investment and voting power over these shares with SCF Partners, L.E. Simmons & Associates and L.E. Simmons. L.E. Simmons & Associates is the general partner of SCF Partners and SCF II, L.P., SCF II, L.P.; is the General Partner of SCF-III, L.P., SCF Partners is the general partner of FGSI Partners.

EXECUTIVE OFFICERS

The following persons serve as our executive officers, and hold the following titles, as of March 24, 2003:

Name	Age	Position
George Boyadjieff	64	Chairman of the Board*
John F. Lauletta	58	Director, President and Chief Executive Officer*
Joseph C. Winkler	51	Executive Vice President and Chief Operating Officer*
Clay C. Williams	40	Vice President and Chief Financial Officer
James F. Maroney, III	52	Vice President, Secretary and General Counsel
Kenneth L. Nibling	52	Vice President—Human Resources and Administration
Haynes B. Smith, III	51	President—Varco Services Group

*	A change in title and responsibilities will occur as of the date of this annual meeting as follows: Mr. Boyadjieff will resign as Chairman of the Board; Mr. Lauletta will assume the additional position of Chairman of the Board and will resign as President; and Mr. Winkler will assume the additional position of President.

Set forth below are descriptions of the backgrounds of the executive officers and their principal occupations for at least the past five years. For a description of the backgrounds of Messrs. Boyadjieff and Lauletta, see “Proposal 1—Election of Directors.” We are not aware of any family relationships between any of the foregoing executive officers or between any executive officer and any nominee for election as director.

In May 2000, Varco International, Inc., a California corporation (“Varco”), merged into Tuboscope Inc., a Delaware corporation (“Tuboscope”). Tuboscope was the surviving corporation and changed its name to Varco International, Inc. Unless otherwise indicated, all references in the executive officer and director biographies, and throughout this notice of annual meeting, to “Varco” refer to the disappearing California corporation prior to the merger, and all references to the “Company,” “us,” “we,” and “our” refer to Tuboscope Inc. prior to the merger and to the surviving or combined corporation after the merger.

Joseph C. Winkler.    Mr. Winkler has served as our Chief Operating Officer since January 1, 2003 and as our Executive Vice President since April 1996. Effective as of the date of this annual meeting, Mr. Winkler will also serve as our President. Mr. Winkler served as our Chief Financial Officer from April 1996 until January 2003 and as our Treasurer from April 1996 until May 2002. Mr. Winkler also served as President—Varco Drilling Equipment Group from February 2002 until January 2003. From 1993 to April 1996, Mr. Winkler served as the Chief Financial Officer of D.O.S., Ltd. Prior to joining D.O.S., Ltd., he was Chief Financial Officer of Baker Hughes INTEQ and served in a similar role for various companies owned by Baker Hughes Incorporated including Eastman/Teleco and Milpark Drilling Fluids. For ten years prior to joining Baker Hughes, Mr. Winkler held the position of Chief Financial Officer of an independent oil and gas producer.

Clay C. Williams.    Mr. Williams has served as our Vice President and Chief Financial Officer since January 1, 2003. From May 2002 until January 2003, Mr. Williams served as Vice President Finance and Corporate Development. From February 2001 until May 2002, and from February 1997 until February 2000, Mr. Williams served as our Vice President—Corporate Development. From May 1999 to February 2001, Mr. Williams served as Vice-President of Pipeline-Services, and from April 1996 to February 1997, he served as our Director of Corporate Development. From March 1996 to April 1996, Mr. Williams was Director of Corporate Development of Drexel. Mr. Williams was an associate at SCF Partners, L.P. from January 1994 to March 1996. From July 1992 to December 1993, Mr. Williams was a graduate student at the University of Texas business school. Mr. Williams was an engineer for Shell Oil Company from 1985 to 1992.

James F. Maroney, III.    Mr. Maroney has served as our Vice President since May 1991, Secretary since January 1991 and General Counsel since November 1989. Mr. Maroney was our Assistant Secretary from December 1989 to January 1991. He was Associate General Counsel and Head of Litigation for TransAmerican

Natural Gas Corporation, a gas production company, from 1987 to 1989. From 1985 to 1987, Mr. Maroney was in a private law practice specializing in commercial litigation.

Kenneth L. Nibling.    Mr. Nibling has served as our Vice President-Human Resources and Administration since December 1991. From July 1988 to November 1991, Mr. Nibling was Director of Human Resources for Union Texas Petroleum Corp., an international exploration and production company. From January 1984 to July 1988, Mr. Nibling was Manager, Compensation and Employment for Louisiana Land and Exploration Company now a subsidiary of Burlington Resources, a crude oil and natural gas production company.

Haynes B. Smith, III.    Mr. Smith has served as President-Varco Services Group since May 2000. From July 1996 to May 2000, Mr. Smith was Vice President-Western Hemisphere Operations. From May 1991 to July 1996, Mr. Smith served as our Vice President and General Manager of Inspection Services. From 1989 to May 1991, Mr. Smith was our Northeast Zone Manager. From June 1972 to 1989, Mr. Smith held various sales and managerial positions with us and AMF Tuboscope Inc.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities for the fiscal years indicated for each of the following persons (our “Named Executive Officers”):

•	our chief executive officer; and

•	the next four of our most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

Summary Compensation

	Annual Compensation(1)			Long-Term Compensation Awards	All Other Annual Compensation(3)
				Securities Underlying Options

Name and Principal Position during 2002	Year	Salary(2)	Bonus
George Boyadjieff(4)	2002	$700,000	$640,500	225,000	$288,965
Chairman and Chief Executive Officer	2001	682,616	761,629	147,027	38,123
	2000	327,928	359,600	0	9,554

John F. Lauletta(5)	2002	540,000	494,100	125,400	43,548
President and Chief Operating Officer	2001	510,000	571,200	79,639	36,608
	2000	387,600	405,200	0	12,040

Joseph C. Winkler	2002	355,000	260,925	69,700	25,110
Executive Vice President, Chief Financial	2001	310,017	285,200	40,960	20,218
Officer and President—Varco Drilling	2000	222,100	185,760	0	6,593
Equipment Group

Haynes B. Smith, III(6)	2002	300,000	175,500	58,900	21,484
President—Varco Services Group	2001	260,000	249,600	18,738	15,315

James F. Maroney, III	2002	252,000	141,120	27,000	16,572
Vice President, Secretary and	2001	234,783	172,800	17,297	8,234
General Counsel	2000	170,000	106,440	0	5,053

(1)	Perquisites are excluded as their aggregate value did not exceed the lesser of $50,000 or the 10% of total annual salary and bonus for any named executive officer.

(2)	Includes amounts deferred by the named executive officers under our 401(k) Profit Sharing Plan and Non-Qualified Deferred Compensation Plans.

(3)	For fiscal year 2002, “All Other Compensation” is comprised of the following:

Name	Company Contributions 401(k) Plan	Company Contributions Deferred Compensation Plan	Vacation accrued prior to 2002
George Boyadjieff	$8,000	$49,496	$231,469
John F. Lauletta	6,950	36,598	0
Joseph C. Winkler	1,775	23,335	0
Haynes B. Smith, III	5,000	16,484	0
James F. Maroney, III	8,172	8,400	0

(4)	Mr. Boyadjieff ceased service as our Chief Executive Officer on January 1, 2003. Compensation paid by Varco (including stock options) to Mr. Boyadjieff for services rendered to Varco prior to the Varco merger into us in 2000 are not included in the table.

(5)	Mr. Lauletta was appointed our Chief Executive Officer as of January 1, 2003, at which time Mr. Winkler became our Chief Operating Officer and Mr. Williams became our Chief Financial Officer.

(6)	Mr. Smith was appointed as an executive officer in May 2001; fiscal 2001 compensation shown is for the full calendar year.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to option grants made during fiscal 2002 to the Named Executive Officers. No stock appreciation rights were granted during 2002.

Name	Granted Options (Shares)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
George F. Boyadjieff	225,000	13%	$14.00	1/30/2012	$1,981,018	$5,020,289
John F. Lauletta	125,400	7	14.00	1/30/2012	1,104,087	2,797,974
Joseph C. Winkler	69,700	4	14.00	1/30/2012	613,675	1,555,174
Haynes B. Smith, III	58,900	3	14.00	1/30/2012	518,587	1,314,200
James F. Maroney, III	27,000	2	14.00	1/30/2012	237,722	602,435

(1)	These options become exercisable in three annual installments on the anniversary of the grant date, and have a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the closing price of our common stock on the NYSE on the date of grant.

(2)	Assumes annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company’s financial performance. No assurance can be given that such rates will be achieved.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

The following table sets forth certain information with respect to options exercised during fiscal 2002 and exercisable and unexercisable options held by the Named Executive Officers as of December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George Boyadjieff	42,750	$419,093	437,420	392,171	$3,331,253	$1,004,824
John F. Lauletta	0	0	119,333	178,493	166,694	426,360
Joseph C. Winkler	13,225	164,784	173,808	97,007	1,238,059	236,980
Haynes B. Smith, III	0	0	27,993	71,392	38,859	200,260
James F. Maroney, III	10,000	137,200	69,334	38,531	450,326	91,800

(1)	Determined by calculating the spread between the market value of our common stock on the date of exercise and the exercise price of the options.

(2)	Based on the closing sales price of our common stock ($17.40) on the NYSE on December 31, 2002, minus the exercise price of the in-the-money option, multiplied by the number of shares to which the in-the-money option relates.

Amendment and Restatement of the Supplemental Executive Retirement Plan

We assumed the Varco Supplemental Executive Retirement Plan in connection with the merger of Varco into us in May 2000. In November 2001, based upon a review and the recommendations made by Stone Partners, compensation consultants, the Compensation Committee amended and restated the then existing plan as to executive officer participants and adopted the Amendment and Restatement of the Supplemental Executive Retirement Plan (the “Amended SERP”). Prior to November 2001, the only named executive officer in this plan was Mr. Boyadjieff. Effective as of November 2001, all of our executive officers are participants in the Amended SERP. We believe that the Amended SERP aids in our ability to attract, retain, motivate and provide financial security to executive employees who render valuable services to us.

The Amended SERP provides for retirement, death and disability benefits, payable over ten years. The annual benefit amount is generally equal to 50% of the average of a participant’s highest five calendar years of base salary, or if greater, in the case of terminations within two years following a change of control after November 2001, the average salary in effect since January 2001. This annual benefit is subject to a service reduction in the event the participant retires or his employment is terminated prior to reaching age 65 (excluding from this reduction are certain terminations within two years following a change in control). The benefits vest at the rate of 10% per year of service with us, and are fully vested upon a termination due to death, disability or in the event of a change in control.

Based on historical earnings and presuming normal retirement at age 65, Messrs. Boyadjieff, Lauletta, Winkler, Smith and Maroney would be entitled to an annual benefit of approximately $283,000, $216,895, $130,510, $112,535 and $98,220, respectively.

Amendment and Restatement of the Executive Retiree Medical Plan

We assumed the Varco Retiree Medical Plan in connection with the merger of Varco into us in May 2000. In November 2001, based upon the review and recommendations made by Stone Partners, compensation consultants, the Compensation Committee approved expanding the participants in the plan to include all of our then executive officers and approved the preparation of a plan document that would set forth all of the terms of this plan. Previously this plan was implemented at Varco without plan documentation and had three participants. During 2002, the Compensation Committee approved the Amendment and Restatement of the Varco International, Inc. Executive Retiree Medical Plan (Effective as of November 15, 2002) (the “Medical Plan”). All of our current executive officers and Richard A, Kertson, one of our directors and a former employee of Varco, are designated participants in the Medical Plan. Upon and following (i) certain retirements of a participant at or after age 55, or (ii) the death or disability of a participant, or (iii) certain terminations of a participant, the participant, his spouse and dependent children shall be provided the medical, dental, vision and prescription drug benefits that are then provided to our executive officers. These Medical Plan benefits are, however, conditioned upon our receipt of a monthly cash contribution in an amount not greater than that paid by our executive officers for similar benefits, and, in certain circumstances, the participant having achieved 10 years of service with us or any of our predecessor companies prior to retirement or termination of employment.

Executive Agreements

Severance Plans

We have two severance plans which are intended to provide financial security to our senior management and to match similar plans adopted by competitors in our industry. These plans are designed to retain and to motivate our key employees. One of the severance plans, the “standard severance plan,” pertains to involuntary terminations and the other severance plan, the “change in control severance plan,” pertains to terminations following a change in control. Each of the named executive officers (other than Mr. Boyadjieff) and certain other members of our senior management (currently a total of 13 persons) participate in both the standard and the change in control severance plans.

The severance plans are implemented by Executive Agreements with the participants, which were either entered into by us or assumed by us as a result of the merger. Prior to the merger, Varco entered into Executive Agreements with its executive officers which have substantially the same terms as those entered into by us except as noted below.

Standard Severance Plan.    The standard severance plan provides participants with severance compensation and benefits following the involuntary termination of their employment with us, other than for cause (as defined), including the benefits set forth below.

•	Base salary for a period ranging from one to two years, depending upon the particular participant, payable on a regular payroll basis.

•	A cash bonus ranging from 40% to 60% of the participant’s annual base salary, which is pro-rated to the date of termination for certain participants, payable in installments with base salary.

•	Full vesting of any restricted stock awards and payment of any awards earned under any intermediate or long-term bonus plan.

If a terminated participant is re-employed during the severance payment period at a salary greater than or equal to what the participant received while employed by us, the participant would receive 50% of full severance pay for the remainder of the severance period. If the terminated participant is re-employed during the severance pay-out period at a salary less than what the participant received while employed by us, the participant would receive the difference in actual salary for the remainder of the severance period, plus 50% of the aggregate severance pay remaining that would have been paid throughout the severance period.

Change in Control Severance Plan.    The change in control severance plan provides enhanced benefits in the case of a change in control of us (and prior to the merger, Varco) and are available if, within two years of the change in control, the participant is terminated other than for cause or if the participant terminates his employment for good reason (as defined). Upon a qualifying termination following a change in control, the participants are entitled to severance compensation and benefits, including those set forth below. Those benefits marked with an ** are not provided to former Varco employee participants.

•	Base salary for a period ranging from 18 months to three years, depending upon the particular participant, payable on a regular payroll basis.

•	A cash bonus for the salary payout period ranging from 40% to 60% of base salary, depending upon the particular participant, payable in installments with base salary.

•	Full vesting of all accrued benefits under our pension, profit sharing, 401(k), SERP, Executive Retiree Medical Plan and similar plans.

•	Full vesting of any restricted stock awards and payment of awards earned under any intermediate or long-term bonus plan, and an extended option exercise period.**

•	The gross-up of certain payments, subject to excise taxes under the Internal Revenue Code of 1986, as amended from time to time and any successor thereto (the “Code”) as “parachute payments,” so that the participant receives the same amount he would have received had there been no applicable excise taxes.

•	Full vesting of unvested stock options, except that the May 2000 merger of Varco into us did not constitute a change in control for purposes of the vesting of stock options held by former Varco employee participants.

Additional Benefits.    Under both the standard severance plan and the change in control severance plans, a participant is entitled to receive upon a qualifying termination, medical, dental and disability benefits (based on the cost sharing arrangement in place on the date of termination) and automobile benefits throughout the payout period, and outplacement services of up to 15% of base salary.

Mr. Sutherlin’s Termination.    The merger of Varco into us in May 2000 constituted a change in control and thus the benefits under the change in control severance plan are available to a participant who terminates his employment for good reason within two years following the merger. Mr. Sutherlin terminated his employment for good reason, pursuant to his Executive Agreement, in May 2002, and thus Mr. Sutherlin was entitled to all of the benefits enumerated above under the change in control severance plan. The Executive Agreement with Mr. Sutherlin provided for an additional benefit, a retention bonus in the amount of $600,000, payable to Mr. Sutherlin if he did not exercise his right to terminate his employment for good reason during a specified period. This retention bonus was paid in 2001. Since, however, Mr. Sutherlin’ terminated his employment for good reason within the specified period, pursuant to the terms of his Executive Agreement, this retention bonus was offset against, and reduced, the severance pay and bonus otherwise paid to Mr. Sutherlin. As a result of his termination and pursuant to his Executive Agreement, Mr. Sutherlin will be paid severance payments, based on three years of salary and 60% bonus, totaling $1,104,000, payable over three years.

Succession Plan

Mr. Boyadjieff’s 2003 Employment Agreement.    Mr. Boyadjieff and the Company entered into an Executive Agreement as a result of the merger with Varco effective as of March 22, 2000, which provided the benefits described above under Severance Plan and Change in Control Severance Plan. As part of the Company’s succession plan, Mr. Boyadjieff and the Company terminated the March 22, 2000 Executive Agreement and entered into a 2003 employment agreement as of November 29, 2002. Pursuant to the succession plan and the 2003 employment agreement, Mr. Boyadjieff stepped down as Chief Executive Officer on January 1, 2003, and will continue to serve as Chairman of the Company until the date of this 2003 annual meeting. After this 2003 annual meeting, Mr. Boyadjieff will be given the honorary title of Chairman Emeritus for as long as he remains a member of the Board of Directors. John F. Lauletta was appointed as the Company’s Chief Executive Officer on January 1, 2003 and will be appointed as the Chairman of the Board at this 2003 annual meeting. The 2003 employment agreement of Mr. Boyadjieff provides for Mr. Boyadjieff’s continued employment as a non-executive officer with the Company through December 31, 2004, at a base salary of $325,000 per year. Mr. Boyadjieff also will be eligible for the current benefits generally provided to executive officers of the Company. Mr. Boyadjieff may terminate his employment with the Company voluntarily at any time; upon expiration of the 2003 employment agreement or the earlier voluntary termination by Mr. Boyadjieff, Mr. Boyadjieff will be deemed to have retired for purposes of Mr. Boyadjieff’s rights under the Company’s benefit plans. The 2003 employment agreement also provides that Mr. Boyadjieff will not compete with the Company through December 31, 2006.

Table of Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights at 12/31/02 (a)		Weighted-average exercise price of outstanding options, warrants and rights at 12/31/02 (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) at 12/31/02 (c)
Equity compensation plans approved by security holders	4,256,631	(1)	$15.22	(1)	1,952,010	(2)
Employee Stock Purchase Plan approved by security holders	n/a		n/a		164,082
Equity compensation plans not approved by security holders(3)	32,852		n/a		0

Total	4,289,483	(1)	$15.22	(1)	2,116,092	(2)

(1)	Excludes 1,251,371 options with a weighted average exercise price of $13.64 per share assumed by the Company in connection with the merger of Varco International, Inc., a California corporation, with and into the Company in May 2000. The plans governing these options were terminated as to future option grants as of the time of the merger.

(2)	Includes 1,617,650 shares covering options that were granted on January 29, 2003 at $16.78 per share.

(3)	Represents amounts accrued under our Varco International, Inc. Deferred Compensation Plan (Effective January 1, 2003) (the “DCP”), and invested in the Varco International Common Stock Fund maintained under the DCP. The DCP is the successor plan to the merger of the Varco Deferred Compensation Plan into the Tuboscope, Inc. Deferred Compensation Plan, and the renaming of the plan. The DCP is a non-funded, non-qualified, defined contribution, excess benefit plan maintained for a select group of highly compensated employees and directors. Selected employees are permitted to defer compensation to the extent such employee’s contribution under our 401(k) plan are restricted or limited by governmental or 401(k) plan limitations. The Company provides a matching contribution on the employee’s contribution on a dollar for dollar basis up to 4% of the employee’s compensation, reduced by any match allocated to the employee under our 401(k) plan. Amounts deferred and Company matching contributions under the DCP appreciate or depreciate based upon deemed investment in 18 different investment vehicles, as specified by the participant. Prior to January 1, 2003, one of the investment vehicles was a Varco International Common Stock Fund. Effective as of January 1, 2003, no further deferrals, transfers or investments may be made into the Varco International Common Stock Fund under the DCP or our 401(k) plan. After January 1, 2003, only transfers out of this fund will be permitted. Distributions under the DCP are made upon termination of employment or Board service, hardship and upon In-Service requests (which are subject to a 10% penalty). Distributions from the DCP are payable in cash or stock to the extent stock is then credited to the participant’s account.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that refer to future filings for additional information, including specifically to this proxy statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the stock performance graph shall not be considered to be a part of any such filing.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors is pleased to present its annual report, which is intended to update stockholders on the development of our executive compensation program. This report summarizes the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the chief executive officer, executive officers and senior management was determined for the calendar year ended December 31, 2002.

During the 2002 fiscal year, the members of the Compensation Committee were James D. Woods (Chairman), George S. Dotson and Jeffery A. Smisek. Upon recommendation of the Compensation Committee, the Board of Directors adopted a Compensation Committee Charter in February 2003. The Compensation Committee’s responsibilities include oversight, development and administration of the total compensation program for executive officers, senior management and other key executives, and administration of the Company’s incentive, equity and employee benefit plans. The Compensation Committee held four meetings during the fiscal year 2002. From time to time, the Compensation Committee retains Frederic W. Cook & Co., an executive compensation and benefits consulting firm, to review the competitiveness of the total compensation opportunities offered by the Company to its senior executives and directors and to review and advise the various compensation programs that are in place or proposed.

Executive Compensation Philosophy

In designing the Company’s compensation programs, we follow our belief that compensation should reflect the value created for stockholders while supporting our business strategies and long-range plans and the markets we serve. The Compensation Committee reviews and determines the compensation of our executive officers based on a compensation program that reflects the following themes:

•	A compensation program that stresses our annual financial performance and increase in the Company’s value;

•	A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation based on predetermined objective performance measures;

•	A compensation program that will attract, motivate and retain high quality employees who will enable us to achieve our strategic and financial performance goals; and

•	An annual incentive plan that supports a performance-oriented environment with superior performance resulting in total annual compensation above median levels.

Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to our five highest paid executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, there may be circumstances when it is appropriate to pay compensation to our five highest paid executives that does not qualify as “performance based compensation” and thus is not deductible by us for federal income tax purposes. Cash compensation payable under our Management Incentive Plan for 2002 was intended to qualify as “performance based compensation” as defined by Section 162(m) of the Code. The 2003 Equity Participation Plan expands the criteria by which awards may be paid to qualify such awards as “performance-based” compensation as defined by Section 162(m) of the Code.

Executive Compensation Components

On an annual basis the Compensation Committee, in conjunction with its compensation consultants and with input from executive management, assesses the effectiveness of the overall program and compares the compensation levels of our executives and the Company’s performance to the compensation received by executives and the performance of similar companies. For 2002, the primary market comparisons were made to a broad group of oilfield manufacturing and service companies, adjusted for size and job responsibilities. Data sources included industry survey groups, national survey databases, proxy disclosures and general trend data, which are updated annually. The following is a discussion of the principal components of the executive compensation program for fiscal 2002, each of which is intended to serve our overall compensation philosophy.

Base Salary.    Each officer’s salary is reviewed individually on an annual basis. Salary adjustments are based upon the individual’s experience and background, performance during the prior year, the general movement of salaries in the marketplace, and our financial position. Due to these factors, an executive’s base salary may be above or below the targeted points at any time. The base salary program for our executive officers and senior management team members for 2002 was established in January 2002 based, in part, on the median merit budgets for oilfield service peer companies, which companies had median merit increases of 4.5%, and average merit increases of 4.2%. The Committee determined to increase executive officers salaries based on an overall 4.5% merit pool, with individual salary increases ranging from 2.9% to 5.9%. In addition, the Committee determined in January 2002, that each of Messrs. Winkler and Smith should receive promotional increases to reflect their additional responsibilities since their respective last salary increase.

Performance Incentive Compensation.    The Compensation Committee administers our annual management incentive plan for executive officers and senior operations, sales and staff managers. The goal of the management incentive plan is to reward participants in proportion to our performance and/or our business unit/region for which they have a direct impact.

•	Management Incentive Plan. Our Management Incentive Plan rewards eligible employees for our achievement of objective measurable financial performance, and, in certain circumstances, on a business unit or regional or divisional basis. The Management Incentive Plan is available to executive officers and senior management team members. The level of award is based on our targeted performance and/or the targeted performance of one of our businesses or regional units compared to our actual performance or the actual performance of such business or regional unit. The performance target for 2002 was earnings per share for the executive officers, and for all other eligible senior management members and one executive officer the target also included specific regional unit operational objectives, such as operating profits. The resulting performance incentive award is a percentage of the participant’s base salary, depending on the level of the employee and the level of actual performance versus targeted performance. For the fiscal year ended December 31, 2002, the Company’s corporate earnings per share exceeded the expected value and fell slightly short of over achievement value and bonuses were accordingly paid to the participants in the plan.

Long-Term Incentive Compensation.    The primary purpose of our long- term incentive compensation is to encourage and facilitate personal stock ownership by the executive officers and thus strengthen their personal commitments to us and provide a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officer’s interests with those of our other stockholders. In addition, long-term incentives encourage management to focus on our long-term development and prosperity in addition to annual operating profits. Our primary form of long-term incentive compensation is through stock option grants, which are complemented by our stock ownership guidelines.

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Stock Option Awards.    The goal of the stock option program is to provide a compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value. The ultimate value of any stock option is based solely on the increase in value of the shares of our common stock over the grant price. Accordingly, stock options have value only if our stock price appreciates from the date of grant. This at-risk component of compensation focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in us. We grant stock options to the Company’s key executives based on competitive multiples of the optionee’s base salary. Senior executives typically receive a higher multiple and, as a result, have a greater portion of their total compensation linked to increases in stockholder value. In determining the appropriate grant multiples, we continue to set target awards of total compensation, including cash and equity awards, at between the market median plus 10% and the 75th percentile. Senior executives and managers are eligible to receive stock options annually with other key managers becoming eligible on a discretionary basis. Eligibility for an award does not ensure receipt of a stock option award. Options are granted at the then current market price and generally vest in equal annual installments over a three year period, and have a ten year period.

•	Stock Ownership Guidelines. The goal of our stock ownership guidelines are to encourage our executives to maintain a meaningful ownership interest in us, directly linking the interests of the executive with the enhancement of stockholder value. Stock ownership guidelines were established in 2001 at one to three times multiple of the executive’s salary, based on his position.

•	2003 Equity Participation Plan. The principal purposes of our Amended and Restated 1996 Equity Participation Plan, now known as the 2003 Equity Participation Plan, are to provide incentives for our officers and key employees through the granting of stock-based awards, thereby aligning the interests of these employees with that of our stockholders, enhancing their personal and active interest in our development and financial success, and inducing them to remain in our employ. Based in part upon the review and recommendations of its compensation consultants, we determined that it would be in the best interests of the Company and its stockholders to increase the reserve of shares under the plan, to modify the annual limits and parameters designed to meet the requirements of Section 162(m) of the Code to make this a more effective tool for awarding incentives, and to require that all options and stock appreciation rights be granted at full fair market value. The size of the proposed share increase under the 2003 Plan was based, in part, on the expected needs of the Company in the future, our historical grant practices and the competitive practices of companies in the oilfield services industry and companies of comparable size.

Compensation of the Chief Executive Officer.    In January 2001, we set Mr. Boyadjieff’s salary for 2001 at $680,000. In January 2002, we raised Mr. Boyadjieff’s salary to $700,000 from $680,000—representing a 2.9% merit increase. Based on the Company’s fiscal 2002 earnings per share performance, Mr. Boyadjieff received a bonus award under our Management Incentive Plan of approximately $640,500.

Succession Plan.    In the fall of 2002, the Board of Directors implemented a succession plan, pursuant to which:

•	George Boyadjieff stepped down as Chief Executive Officer on January 1, 2003, and will resign as Chairman of the Board of Directors on the date of this 2003 annual meeting. After this 2003 annual meeting, Mr. Boyadjieff will be given the honorary title of Chairman Emeritus for as long as he remains a member of the Board of Directors, and will continue as an employee until December 31, 2004 at a substantially reduced salary level;

•	John F. Lauletta became the Company’s Chief Executive Officer on January 1, 2003 and will be appointed as the Chairman of the Board at this 2003 annual meeting—at which time he will resign as President;

•	Joseph C. Winkler became the Company’s Chief Operating Officer on January 1, 2003, resigning his position as Chief Financial Officer at that time, and will become the Company’s President at this 2003 annual meeting; and

•	Clay C. Williams became the Company’s Chief Financial Officer on January 1, 2003.

In connection with the Succession Plan, and based in part upon the recommendations of the Committee’s compensation consultants, the Committee reviewed and revised the total compensation packages offered to each of Messrs. Boyadjieff, Lauletta, Winkler and Williams to be commensurate with such persons new responsibilities and title. In making its determinations, the Compensation Committee reviewed compensation data prepared by its compensation consultants concerning CEO, COO and CFO positions in the oilfield services industry and data from executive compensation surveys. As a result of its determinations, the salary payable to Mr. Lauletta, as the Company’s new Chief Executive Officer, was set at $650,000 per year commencing January 1, 2003. In determining the compensation payable to Mr. Boyadjieff as a continuing employee of the Company through December 31, 2004, the Committee considered the many contributions made by Mr. Boyadjieff, the technical skill of Mr. Boyadjieff and the rights Mr. Boyadjieff held under his Executive Agreement, which was replaced in connection with the succession plan. Accordingly, the Company entered into a new two year employment agreement with Mr. Boyadjieff, pursuant to which, Mr. Boyadjieff’s salary was set at $325,000 per year and his Executive Agreement, which provided for certain payments and benefits upon his severance, was terminated.

COMPENSATION COMMITTEE

James D. Woods, Chairman
George S. Dotson
Jeffery A. Smisek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are James D. Woods (Chairman), George S. Dotson and Jeffery A. Smisek. None of such persons is an officer or employee of us or any of our subsidiaries. During 2002, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee.

Since prior to January 1, 2002, George S. Dotson has served as a director and executive officer of Helmerich & Payne, Inc. (“H&P”). H&P made total payments to the Company of approximately $84,000,000 during fiscal 2002 for goods and services. H&P primarily purchased drilling machinery and technical and maintenance services to support the machinery. These payments represented approximately 15% of the gross consolidated revenues of H&P and approximately 6.3% of our gross consolidated revenues during the calendar year ended December 31, 2002. Mr. Dotson did not receive any portion of the payments made to us as a result of his relationship with H&P.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES  EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and the NYSE. These persons are required by regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on its review of copies of such reports received by us or written representations from certain reporting persons that no other reports were required, during the year ended December 31, 2002, all of our directors and executive officers and persons who own more than 10% of the outstanding shares of our common stock have complied with the reporting requirements of Section 16(a), except that (i) Mr. Nibling was late filing one report concerning two option exercises and stock sales occurring in February 2001; (ii) Mr. Boyadjieff was late filing one report concerning an exempt option grant in January 2002; (iii) Mr. Simmons was late filing one report concerning an exempt phantom stock acquisition under our Deferred Compensation Plan in December 2002 and (iv) Mr. Maroney was late filing one report concerning a stock sale occurring in May 2002.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total stockholder return on our common stock against the cumulative total return of a peer index of fifteen oil service companies, of which Varco is a component, known as the “Philadelphia Oilfield Service Index,” the cumulative total return of a peer index of 75 oil service companies prepared by Simmons & Company International, an independent third party, known as the “SCI Upstream Index,” and the Standard & Poor’s 500 Stock Index, each for the period from December 31, 1997 to December 31, 2002. Because we believe that the Philadelphia Oilfield Service Index (the “OSX”) is more closely followed by our investors and better represents our direct competition than the SCI Upstream Index, we have chosen to include the OSX in the stockholder return performance graph for this year and expect to only include our performance against the OSX and the Standard & Poor’s 500 Stock Index in future proxy statements.

The graph assumes $100 invested in our common stock, the OSX, the SCI Upstream Index and the Standard & Poor’s 500 Stock Index on December 31, 1997 and the reinvestment of all dividends.

RELATED PARTY TRANSACTIONS

During 2002, L.E. Simmons, our director, indirectly owned, through SCF IV, a limited partnership and an affiliated entity of L.E. Simmons & Associates, approximately 92% of Saber Energy Services, Inc., a private company (“Saber”). Saber was purchased in September 2002 by Integrated Production Services, a private company (“IPS”), and as a result of this acquisition, Mr. Simmons indirectly owns, though SCF IV, approximately 93.4% of IPS. During the 2002 fiscal year, Varco sold goods and services to Saber and IPS in the aggregate amount of approximately $4,481,000, which represented approximately 6.1% of IPS’s 2002 gross consolidated revenues and less than 1% of Varco’s 2002 gross consolidated revenues. Mr. Simmons and two other managing directors of SCF IV serve on the board of directors of IPS.

REPORT OF AUDIT AND COMPLIANCE COMMITTEE

The Audit and Compliance Committee is composed of independent directors and operates under a written charter adopted by the Board of Directors. For fiscal year 2002, the members of the Committee were Andre R. Horn (Chairman), L.E. Simmons and Eugene R. White. Eric L. Mattson served on the Committee until March 2002 when he was replaced by Mr. White.

Management has the primary responsibility for preparation of our financial statements and the reporting process, including the system of internal financial control. Ernst & Young, LLP, the independent accountants for us, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor these processes and assist the Board in fulfilling its responsibilities to oversee the Company’s financial reporting process, monitor the integrity of the Company’s financial statements and monitor the independence and performance of the Company’s independent auditors. The Committee is not providing any expert or special assurance as to the Company’s financial statements, or any professional certification as to the independent auditor’s work.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee’s discussions with the independent accountants included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The independent accountants provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent accountants the accountants’ independence from us and our management.

The Committee discussed with our Director of Internal Audit and the independent accountants the overall scope and plans for their audits. The Committee met with the internal auditors and independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held five meetings during fiscal 2002.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT AND COMPLIANCE COMMITTEE

Andre R. Horn, Chairman

L.E. Simmons

Eugene R. White

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

The fees paid to Ernst & Young, LLP, our independent public accountants, during or with respect to 2002 were as follows:

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the our Quarterly Reports on Form 10-Q for that year were approximately $937,000.

Financial Information Systems Design and Implementation Fees

We did not engage Ernst & Young LLP to provide advice to us regarding financial information systems design and implementation during fiscal 2002.

All Other Fees

The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the caption “Audit Fees,” during the 2002 fiscal year were approximately $780,000. Of such “All Other Fees:” (i) fees paid for audit related services included approximately $420,000 for statutory audits and benefit plan analysis, and approximately $83,000 for comfort letter and other audit related analysis; and (ii) fees paid for certain tax advisory services, including tax compliance and tax consulting were approximately $277,000.

The Audit and Compliance Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provision of these services during fiscal 2002 is compatible with maintaining Ernst & Young LLP’s independence.

PROPOSAL 1—ELECTION OF DIRECTORS

General

Our certificate of incorporation requires that there be a minimum of one and a maximum of fifteen directors, as determined by the Board of Directors. The authorized number of directors, as determined by the Board of Directors, is currently fixed at eleven. Mr. Horn is not standing for re-election to our Board of Directors and his term will expire immediately prior to this 2003 annual meeting. As a result, the Board of Directors has fixed the authorized number of directors at ten effective as of immediately prior to the annual meeting and after giving effect to the expiration of Mr. Horn’s term as a director. Accordingly, ten directors are to be elected at the annual meeting. Directors are elected at each annual meeting of our stockholders and hold office until their successors are duly elected and qualified at the next annual meeting.

We do not anticipate that any of the nominees will become unavailable to serve for any reason, but if that should occur before the annual meeting, proxies will be voted for another nominee or nominees selected by the our Board of Directors.

Nominees

Upon the recommendation of our Nominating/Corporate Governance Committee, our Board of Directors has nominated the following persons for election as directors at this annual meeting. Each of the nominees for election currently serves as a director for us and was elected by the stockholders to his present term of office.

The directors, each of whom is a nominee, are as follows:

Name	Age	Position with the Company
George Boyadjieff	64	Chairman of the Board(1)
John F. Lauletta	58	Director, President and Chief Executive Officer(1)
George S. Dotson	62	Director
Richard A. Kertson	63	Director
Eric L. Mattson	51	Director
L.E. Simmons	56	Director
Jeffery A. Smisek	48	Director
Douglas E. Swanson	64	Director
Eugene R. White	71	Director
James D. Woods	71	Director

(1)	Effective as of this annual meeting, Mr. Boyadjieff will serve as Chairman Emeritus of the Board and Mr. Lauletta will serve as Chairman of the Board and Chief Executive Officer.

Set forth below are descriptions of the backgrounds of the nominees and their principal occupations for at least the past five years and their public-company directorship positions as of March 24, 2003.

George Boyadjieff.    Mr. Boyadjieff has been our Chairman of the Board since May 2000. Effective as of the date of this annual meeting, Mr. Boyadjieff will no longer serve as Chairman of our Board and will become Chairman Emeritus. From May 2000 until January 1, 2003, Mr. Boyadjieff was our Chief Executive Officer, and from May 2001 until January 2003 he was our Chief Technology Officer. Mr. Boyadjieff served as a director of Varco from 1976 until May 2000, and was Chief Executive Officer of Varco from April 1991 and Chairman from May 1998 until May 2000 when he assumed his current positions. He served as President of Varco from 1981 until February 2000 and as Chief Operating Officer from June 1979 until April 1991. Prior to 1981, Mr. Boyadjieff was Senior Vice President—Operations and was first employed by Varco in 1969.

John F. Lauletta.    Mr. Lauletta has served as our Chief Executive Officer since January 1, 2003 and has been our President and served on our Board of Directors since April 1996. Effective as of the date of this annual meeting, Mr. Lauletta will also serve as Chairman of our Board and will no longer serve as our President. From May 2000 until January 2003, Mr. Lauletta was our Chief Operating Officer, and from April 1996 until May 2000, he was our Chief Executive Officer. From 1993 until April 1996, Mr. Lauletta was the President and Chief Executive Officer of D.O.S., Ltd. From 1973 until 1993, Mr. Lauletta was with Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries, holding several executive positions, including President of Exlog/TOTCO, President of Milpark Drilling Fluids and Vice President of Baker Hughes INTEQ.

George S. Dotson.    Mr. Dotson served as a director of Varco from February 1997 until May 2000, when he became a member of our Board of Directors. Mr. Dotson is a director and Vice President of Helmerich & Payne, Inc. and is President of its subsidiary, Helmerich & Payne International Drilling Co., an owner-operator of drilling rigs, providing drilling services to both the land and offshore oil and gas drilling industry. Mr. Dotson has held these positions since 1977. Mr. Dotson is also a director of Atwood Oceanics, Inc., an international off-shore drilling company.

Richard A. Kertson.    Mr. Kertson has served on our Board of Directors since August 2000. Mr. Kertson was Vice President—Finance and Chief Financial Officer of Varco from May 1984 until his retirement in February 2000. Mr. Kertson had been Controller of Varco Oil Tools from January 1982 until May 1984 and joined Varco in October 1975 as Director of Management Information Services.

Eric L. Mattson.    Mr. Mattson has served on our Board of Directors since January 1994. Since November 2002, Mr. Mattson has worked as an independent consultant. Mr. Mattson was the Chief Financial Officer of Netrail, Inc., a private Internet backbone and broadband service provider, from September 1999 until November 2002. Netrail filed for Chapter 11 Bankruptcy protection in the Northern Georgia district of the United States Bankruptcy Court in July 2001. In November 2002, the Bankruptcy Court approved Netrail’s plan of liquidation and appointed a Trustee to effect the plan. At that time, Mr. Mattson ceased to be the Chief Financial Officer of Netrail. From July 1993 until May 1999, Mr. Mattson served as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated. For more than five years prior to 1993, Mr. Mattson was Vice President and Treasurer of Baker Hughes, a provider of products and services to the oil, gas and process industries.

L.E. Simmons.    Mr. Simmons has served on our Board of Directors since April 1996 and was Chairman of our Board from April 1996 until May 2000. Mr. Simmons has served for more than five years as President and a director of SCF Partners, L.P., which serves as the general partner for various investment limited partnerships. Mr. Simmons is also a director of Zions Bancorporation, a multi-bank holding company, Chairman of the Board of Oil States International, Inc., a provider of oil and gas drilling services, and a director of Express Jet Holdings, Inc., a regional jet airline.

Douglas E. Swanson.    Mr. Swanson has served on our Board of Directors since October 1997. Mr. Swanson has been President, Chief Executive Officer, and a director of Oil States International, Inc., a provider of oil and gas drilling services, since January 2000. Mr. Swanson was the President, Chief Executive Officer and Chairman of the Board of Cliffs Drilling Company from 1992 to 1999. After leaving Cliffs Drilling Company, Mr. Swanson surveyed various opportunities until accepting employment with the Oil States International Inc. From 1978 to 1992, Mr. Swanson was an Executive Vice President of Cliffs Drilling Company, an international offshore and land contract drilling company.

Jeffery A. Smisek.    Mr. Smisek has served on our Board of Directors since February 1998. Mr. Smisek was elected Executive Vice President of Continental Airlines, Inc. in March 2003. Prior to his election as Executive Vice President, Mr. Smisek served as Executive Vice President—Corporate of Continental Airlines, Inc. since May 2001. From November 1996 to May 2001, Mr. Smisek was Executive Vice President, General Counsel and Secretary of Continental Airlines, Inc. From 1995 until November 1996, Mr. Smisek served as Senior Vice President, General Counsel and Secretary of Continental Airlines, Inc. Prior to joining Continental Airlines, Inc.

in 1995, Mr. Smisek was a partner of Vinson & Elkins LLP, a law firm, for more than five years. Mr. Smisek is also a director of Express Jet Holdings, Inc., a regional jet airline.

Eugene R. White.    Mr. White served as a director of Varco from October 1990 until May 2000, when he became a member of our Board of Directors. Mr. White served as the Vice Chairman of Amdahl Corporation, a provider of mainframe computers and storage products, from 1987 to 1992, as its Chairman of the Board from 1979 to 1987. Mr. White was Deputy Chairman of the Board, President and Chief Executive Officer of Amdahl Corporation from 1974 to 1979. He is also a director of Needham & Co., investment bankers, and Nextest Systems Corp., which is engaged in the business of automatic test equipment for the semiconductor industry.

James D. Woods.    Mr. Woods served as a director of Varco from 1988 until May 2000 when he became a member of our Board of Directors. Mr. Woods is the Chairman Emeritus and retired Chief Executive Officer of Baker Hughes Incorporated. Mr. Woods was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989, in each case until January 1998. Mr. Woods is also a director of United States Energy Co. (USEC), ESCO Technologies, a supplier of engineered filtration precuts to the process, healthcare and transportation markets, Integrated Electrical Services, a national provider of electrical services, Foster Wheeler Ltd., a holding company of various subsidiaries which provide a broad range of engineering, design, construction and environmental services and OMI Corporation, a bulk shipping company providing seaborne transportation services primarily of crude oil and refined petroleum products.

We are not aware of any family relationships between any of the foregoing nominees for director or between any nominee and any executive officer.

Meetings and Committees

Our Board of Directors held five meetings and took action once by written consent during the year ended December 31, 2002. Each director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors held during this period and of the total number of meetings held during such period by all committees of our Board of Directors on which that director served. We currently have an Audit and Compliance Committee, a Compensation Committee and a Nominating/Corporate Governance Committee.

Audit and Compliance Committee.    The members of the Audit and Compliance Committee during 2002 were Andre R. Horn (Chairman), L.E. Simmons, Eric L. Mattson and Eugene R. White. Mr. White replaced Mr. Mattson on the Audit and Compliance Committee in March 2002. Messrs. Horn, Simmons and White are the current members of the Audit and Compliance Committee. Mr. Horn is not standing for re-election to our Board of Directors and his term will expire immediately prior to this 2003 annual meeting. Our Nominating/Corporate Governance Committee is reviewing the qualifications and experience of each of our directors to determine the appropriate person to replace Mr. Horn on the Audit and Compliance Committee. We expect that the Nominating/Corporate Governance Committee will make its recommendations to the Board at the Board’s annual meeting. Each of Messrs. Horn, Simmons, Mattson and White is “independent” as required by the applicable listing standards of the NYSE. The Audit and Compliance Committee met five times during the fiscal year ended December 31, 2002.

The Audit and Compliance Committee operates pursuant to a written charter adopted by the Board of Directors on November 9, 2000, a copy of which has been filed with the SEC. The Audit and Compliance Committee expects to review and revise its charter to address any requirements the NYSE may impose during 2003 or thereafter as a result of the Sarbanes-Oxley Act of 2002. In accordance with its current charter, the Committee’s responsibilities currently include recommending the selection of our independent auditors to the Board of Directors and approving of their fees and other significant compensation, and reviewing:

•	our annual financial statements and quarterly results;

•	the adequacy and effectiveness of our systems of internal accounting controls;

•	the independent auditors’ audit plan and engagement letter;

•	the independence and performance of our independent auditors;

•	material legal matters and potential conflicts of interest; and

•	our code of ethical conduct and its enforcement.

Compensation Committee.    The members of our Compensation Committee during 2002 and currently are James D. Woods (Chairman), George S. Dotson, and Jeffery A. Smisek. The Compensation Committee met four times during the fiscal year ended December 31, 2002. Upon recommendation of the Compensation Committee, the Board of Directors adopted a Compensation Committee Charter in February 2003. The Compensation Committee’s responsibilities currently include:

•	establishing the Company’s compensation philosophy and strategy;

•	reviewing, establishing and approving total compensation of, and any employment or other agreements with, the executive officers, senior management and other key employees, including the Chief Executive Officer;

•	administering the long term incentive, equity participation and other employee benefit and retirement plans, making recommendations regarding new or revised plans, and oversight of regulatory compliance of pension and similar plans;

•	reviewing and making recommendations concerning Board of Directors’ compensation programs; and

•	performing other related functions upon request of the Board of Directors.

Nominating/Corporate Governance Committee.    The Nominating Committee was formed on February 14, 2002 and its name was changed to the Nominating/Corporate Governance Committee in November 2002. The member of the Committee during 2002 and currently are L.E. Simmons (Chairman), George S. Dotson, Jeffery A. Smisek and Eugene R. White. The Nominating/Corporate Governance Committee met one time during the fiscal year ended December 31, 2002. The Nominating/Corporate Governance Committee’s responsibilities include reviewing suggestions of candidates for director made by directors, stockholders, management and others and to make recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of directors. The Nominating/Corporate Governance Committee is also responsible for developing and recommending corporate governance principles and overseeing annual evaluations of the Board and management. The Nominating/Corporate Governance Committee will consider stockholder suggestions for nominees for director (other than self-nomination). Suggestions should be submitted to the Chairman of the Nominating/Corporate Governance Committee, c/o Secretary, Varco International, Inc., 2000 W. Sam Houston Parkway South, Suite 1700, Houston, Texas 77042. Suggestions received by the Secretary’s office before December 31, 2003 will be considered by the Nominating/Corporate Governance Committee at a regular meeting in the following year, before the proxy materials are mailed to stockholders.

Board Compensation and Benefits

Each of our directors who is neither an employee nor otherwise subject to an agreement to provide services to us is entitled to receive $30,000 per year as compensation for service on the Board of Directors, plus $1,500 for each attended regular and special meeting of the Board of Directors. In addition, the Chairman of the Audit and Compliance Committee and the Chairman of the Compensation Committee are each entitled to receive an additional annual retainer in the amount of $4,500, and each member of these committees, including the Chairman, is entitled to receive an attendance fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically.

Under the terms of our Amended and Restated 1996 Equity Participation Plan, now known as the 2003 Equity Participation Plan, each non-employee director is automatically granted an initial option to purchase 4,000 shares of our common stock and is automatically granted options to purchase an additional 4,000 shares on the date of each annual meeting of stockholders following the initial grant if he continues as a non-employee director. All options are granted at an exercise price equal to the fair market value of our common stock on the date of grant and vest at the rate of 25% per year beginning on the first anniversary of the date of grant. In accordance with the terms of this plan, options to purchase 4,000 shares of our common stock at an exercise price of $19.63 per share were granted on May 16, 2002 to each of Messrs. Dotson, Horn, Kertson, Mattson, Simmons, Swanson, Smisek, White and Woods, our non-employee directors.

During 2002, Messrs. Simmons and Swanson participated in our Deferred Compensation Plan, pursuant to which non-employee directors are permitted to defer all or a portion of the compensation they receive from us in directors fees. The plan is a non-qualified, and non funded plan. The fees deferred are deemed invested into specified investment vehicles, as determined by the participant. Effective as of January 1, 2003, the Varco International Common Stock Fund under this plan was terminated. Thus, participants are no longer permitted to make deferrals into or transfer funds held under plan into the Varco International Common Stock Fund. See footnote (2) to the “Table of Equity Compensation Plan Information” above.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ELEVEN NOMINEES NAMED ABOVE.

PROPOSAL 2—APPROVAL OF THE AMENDMENTS TO AND RESTATEMENT OF

THE AMENDED AND RESTATED 1996 EQUITY PARTICIPATION PLAN,

NOW KNOWN AS THE 2003 EQUITY PARTICIPATION PLAN

The stockholders are asked to approve an amendment to and restatement of the Company’s Amended and Restated 1996 Equity Participation Plan, to now be known as the 2003 Equity Participation Plan, (the “2003 Plan”), which, in part:

•	increases the number of shares available for issuance by 4.5 million shares from 7.65 million shares to 12.15 million shares;

•	increases the limit on the amount of cash awards that may be granted during any fiscal year to any person from $1 million to $1.5 million, and modifies the “Performance Criteria” by which such awards and other awards may be made;

•	modifies the 400,000 limit on the number of shares that may be subject to awards granted in any fiscal year to any person to provide that, commencing January 1, 2003, to the extent the number of awards granted to any person in a fiscal year is less than the permitted 400,000 share limit, then such person may be award such shortfall in any subsequent fiscal year;

•	provides that all options and stock appreciate rights must be granted with an exercise price of not less than 100% of the fair market value of our common stock on the date of grant, and provides that the fair market value of a share of common stock shall equal the closing price of our common stock on the NYSE on the date of grant;

•	limits the number of restricted stock, deferred stock, dividend equivalents, stock payments and stock performance awards that may be granted after May 2003 to awards covering 1,200,000 shares; and

•	changes the name of the plan to the “2003 Equity Participation Plan.”

The plan was originally adopted by the Board of Directors in February 1996 and approved by the stockholders on April 24, 1996. The plan was subsequently amended with stockholder approval in May 2000. In March 2003, our Compensation Committee and our Board of Directors each unanimously approved the 2003 Plan. The Company’s Board of Directors recommends to its stockholders that they approve the 2003 Plan.

As of the record date, approximately 300,000 shares of our common stock were available for future awards under the 2003 Plan. The size of the proposed share increase under the 2003 Plan was based, in part, on the expected needs of the combined company in the future, our historical grant practices and the competitive practices of companies in the oilfield services industry and companies of comparable size. Our Board of Directors believes that stockholder approval of the proposed amendments to the plan are necessary to ensure that an adequate number of shares of our common stock will be available for future grants to provide sufficient incentives to our employees.

Description of the 2003 Plan

The principal purposes of the 2003 Plan are to provide incentives for our officers, key employees and consultants and our subsidiaries through the granting of options, restricted stock, stock appreciation rights, stock payments and other awards, thereby stimulating their personal and active interest in our development and financial success, and inducing them to remain in our employ. In addition to awards made to our officers, employees and consultants, the 2003 Plan provides for automatic annual option grants to our non-employee directors and, at the discretion of the Board of Directors, grants of options and other awards to non-employee directors. The principal features of the 2003 Plan are summarized below, but the summary is qualified by reference to the 2003 Plan itself, a copy of which is attached as Annex A. We encourage you to read the 2003 Plan carefully.

Shares Issuable Under the 2003 Plan; Annual Award Limits

There are a total of 12,150,000 shares authorized for issuance under the 2003 Plan, resulting in approximately 4.8 million shares being available for future grant under the 2003 Plan The shares available under the 2003 Plan may be either previously unissued shares or treasury shares, and may be equity securities other than our common stock. The 2003 Plan provides for appropriate adjustments in the number and kind of shares subject to the 2003 Plan and to outstanding awards pursuant to the 2003 Plan upon a stock split, stock dividend or certain other types of recapitalizations, including a restructuring. The maximum number of shares which may be subject to options, rights or other awards granted under the 2003 Plan to any individual in any calendar year is 400,000, except that commencing January 1, 2003, to the extent the 400,000 share limit is not awarded to any participant with respect to any fiscal year, the amount not so awarded but permitted for such participant shall be available for award during any subsequent fiscal year. As a result, the maximum number of shares pursuant to which awards may be granted during any fiscal year may be greater than the 400,000 share limit only to the extent that such 400,000 share limit was not awarded during any preceding year, commencing with 2003. The maximum amount of cash performance awards that may be awarded under the 2003 Plan to any person during any fiscal year is $1,500,000.

The maximum number of shares that may be issued upon exercise of restricted stock, performance awards, dividend equivalents, deferred stock or stock payments awarded after May 2003 cannot exceed 1,200,000 shares.

If any portion of an award expires, lapses or is canceled without being fully exercised, the shares which were subject to the unexercised portion of the award will continue to be available for issuance under the 2003 Plan. Shares which are delivered or withheld upon exercise of any award in payment of the exercise price or tax withholding obligations, and any restricted stock that is forfeited or repurchased by us, may be awarded under the 2003 Plan, subject to the total share limitation.

Administration

Except as to awards granted to our non-employee directors, the 2003 Plan is administered by our compensation committee or a subcommittee of our Board of Directors, consisting of at least two members of the Board of Directors qualifying as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Code. The Board of Directors administers the 2003 Plan for award grants to our non-employee directors. The committee may delegate to an executive officer or committee of officers its authority to grant and administer awards to non-executive officers. The applicable administrator is authorized to select the individuals to whom awards are to be granted and to determine the number of shares to be acquired upon exercise of the award and the terms and conditions of the award, consistent with the plan. The applicable administrator is also authorized to adopt, amend and rescind rules relating to the administration of the 2003 Plan.

Payment of Shares

The exercise or purchase price for all options, stock appreciation rights, restricted stock and other rights to acquire our common stock shall be set by the administrator, however, such price shall not be less than the fair market value of a share of our common stock on the date of grant. Fair Market Value is defined under the 2003 Plan to equal the closing price of our common stock on the NYSE on the date of grant. The closing price of a share of our common stock on the record date was $17.70. Such exercise or purchase price, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the administrator be paid in whole or in part in (i) shares of our common stock owned by the participant, or issuable upon exercise of the award, and having a fair market value on the date of exercise equal to the total exercise price of the shares to be purchased or (ii) through delivery of a notice that the participant has placed a market sell order with a broker for the shares issuable upon exercise and the broker pays the exercise price with the sale proceeds. The administrator may also provide, to the extent not prohibited by law and subject to any restrictions of applicable law, that the purchase price may be payable within thirty days after the date of exercise or through delivery of a full recourse promissory note.

Amendment and Termination

Amendments to the 2003 Plan to (i) increase the number of shares as to which awards may be granted, or (ii) change the maximum number of shares that may be granted to any individual in any year, except for adjustments resulting from stock splits and the like, or (iii) permit a repricing of options, require stockholder approval. In all other respects the plan may be amended, modified, suspended or terminated by the administrator, unless the action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the 2003 Plan will not, without the consent of the participant, adversely affect a participant’s rights under an award previously granted, unless the award itself otherwise expressly so provides. The 2003 Plan shall terminate upon action of the administrator, provided, however, that no incentive stock options may be granted under the 2003 Plan after March 29, 2010.

Eligibility

Awards under the 2003 Plan may be granted to individuals who are our employees or consultants or any of our present or future subsidiaries. Currently approximately 600 persons are eligible to participate in the 2003 Plan. Our non-employee directors receive automatic annual grants of non-qualified stock options, and are eligible to receive other awards at the discretion of the Board. More than one award may be granted to an 2003 Plan participant.

Awards under the 2003 Plan

The 2003 Plan provides that the applicable administrator may grant or issue stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits or any combination thereof. The administrator, in its discretion, may determine whether an award is to qualify as “performance-based compensation” under Section 162(m) of the Code. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Non-qualified and Incentive Stock Options. Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, but may be subsequently modified to disqualify them from treatment as an incentive stock option. Incentive stock options may be granted only to employees. Options that do not comply with the requirements of the Code, or which otherwise are not granted as incentive stock options, are non-qualified options. The total fair market value, which is determined at the time of grant, of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded the options granted are non-qualified stock options. The 2003 Plan provides that incentive and non-qualified stock options must be granted with an exercise price specified by the administrator that is not less than the fair market value of our common stock on the date of grant, and with a term specified by the administrator that does not exceed ten years. The 2003 Plan provides that options become exercisable, in the discretion of the administrator, in one or more installments after the grant date. The 2003 Plan further provides that, without stockholder approval, options may not be amended to reduce their exercise price, and no grant of a non-qualified options may be conditioned upon the surrender of an option with an exercise price in excess of the exercise price of the new option.

•	Awards to Non-Employee Directors. The plan provides for certain automatic grants of non-qualified stock options as follows:

(a)  each non-employee director automatically will be granted an option to purchase 4,000 shares of our stock, subject to adjustment upon certain corporate changes, on the date of each annual meeting of stockholders at which the non-employee director continues on the Board of Directors; and

(b)  a person who is initially elected or appointed to the Board of Directors and is at the time of election or appointment a non-employee director automatically will be granted:

à	an option to purchase 4,000 shares of our stock, subject to adjustment upon certain corporate changes, on the date of initial election or appointment, provided that members of the Board of Directors who are our employees who subsequently retire and remain on the Board of Directors will not receive this initial option grant; and

à	an option to purchase 4,000 shares of our common stock on an annual basis as described in (a) above.

The price per share of the shares subject to each such option automatically granted to non-employee directors is equal to the fair market value of a share of our common stock on the date the option was granted. The Board also has the authority to grant options and other awards, to non-employee directors on a discretionary basis.

•	Restricted Stock. Restricted stock may be sold to participants at various prices, but not below par value, and made subject to restrictions determined by the administrator. Typically, restricted stock may be repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold or otherwise transferred or hypothecated, until the restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive dividends prior to the time when the restrictions lapse.

•	Deferred Stock. Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	Stock Appreciation Rights. Stock appreciation rights may be granted in connection with stock options or other awards, or separately. The 2003 Plan provides that stock appreciation rights shall have an exercise price as determined by the Administrator that is not less than the fair market value of our common stock on the date of grant. Stock appreciation rights granted by the administrator in connection with stock options or other awards typically will provide for payments to the participant based upon increases in the price of our common stock over the exercise price of the related option or other award, but alternatively may be based upon criteria such as book value. There are no restrictions specified in the plan on the exercise of stock appreciation rights or the amount of gain realizable upon exercise, although they can be imposed by the administrator in the stock appreciation right agreements. The administrator may elect to pay stock appreciation rights in cash or in our common stock or in a combination of cash and stock.

•	Dividend Equivalents. Dividend equivalents may be credited to a participant in the plan. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares covered by the stock options, stock appreciation rights or other awards held by the participant.

•

Performance Awards.    Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in our common stock or in a combination of cash and stock. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance awards may also include bonuses which may be granted by the administrator on an individual or group basis and which may be payable in cash or in our common stock or in a combination of cash and stock. Performance awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the administrator and relate to one or more performance criteria, in each case on specified date or over any period determined by the administrator and subject to all applicable requirements of Section 162(m) of the Code. The performance criteria upon which such awards may be made include the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions, controls or savings, (i) net cash provided by operating activities, (j) appreciation in the fair market value of our common stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (l) total stockholder return, (m) earnings per share from operations, (n) revenues, (o) economic value added, (p) strategic initiatives, (q) market share, or (r) operating margins. Such performance goals also may be based on the achievement of the specified levels of performance under one or more of the measures described above relative to the performance of one or more other corporations.

•	Stock Payments. Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to a participant in cash.

Miscellaneous Provisions.

In consideration of the granting of an award, the employee or consultant must agree in the written agreement embodying the award to remain in the employ of, or to continue as a consultant of, us or any of our subsidiaries for at least one year after the award is granted or a shorter period fixed by agreement or by action of the administrator following grant of the award.

The dates on which options or other awards under the plan first become exercisable and on which they expire will be set forth in individual award agreements setting forth the terms of the awards. These agreements generally will provide that awards expire shortly after termination of the participant’s status as an employee, consultant or director, although the administrator may provide that the awards continue to be exercisable following a termination or following a change in control, or because of the grantee’s retirement, death, disability or otherwise. Similarly, restricted stock granted under the 2003 Plan which has not vested generally will be subject to repurchase by us upon the participant’s termination of employment or consultancy, although the administrator may make exceptions, based on the reason for termination or on other factors, in the terms of an individual restricted stock agreement.

Without the consent of the administrator, no award granted under the 2003 Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I to the Employee Retirement Income Security Act of 1974 or the rules thereunder, although the shares underlying these rights may be transferred if all applicable restrictions have lapsed. The administrator has the authority to permit gifts or contributions of awards to certain family members and family trusts. During the lifetime of the participant of any award, the award may be exercised only by the participant or any such permitted family member or trust.

We require participants to discharge tax withholding obligations in connection with the exercise of any option or other award granted under the plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by, or to be issued to, a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the administrator to disapprove this use. In addition, the administrator may grant to participants a cash bonus in the amount of any tax related to awards.

The 2003 Plan specifies that the administrator may authorize loans to 2003 Plan participants, except to the extent prohibited by and subject to the restrictions of any applicable law, to enable the permitted participants to exercise options, purchase shares or realize the benefits of other awards granted under the 2003 Plan. The terms and conditions of these loans, if any are made, will be set by the administrator.

Certain Federal Income Tax Consequences of the 2003 Equity Participation Plan.

The federal income tax consequences under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2003 Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Nonqualified Stock Options.    For federal income tax purposes, the recipient of non-qualified stock options granted under the 2003 Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

Incentive Stock Options.    An optionee generally will not recognize taxable income upon either the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the shares of our common stock acquired upon exercise of an incentive stock option, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise. If shares of our common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If shares of our common stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. We (or other employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of our common stock.

An option will only qualify as an incentive stock option to the extent that the aggregate fair market value of the shares with respect to which the option becomes exercisable for the first time in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of shares shall be determined as of the date the incentive stock option is granted. To the extent an incentive stock option is exercisable for shares in excess of this $100,000 limitation, the excess shares shall be taxable under the rules for “Nonqualified Stock Options,” described above.

Restricted Stock and Deferred Stock.    A participant to whom restricted or deferred stock is issued will not have taxable income upon issuance and we will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by us, the participant will realize ordinary income and we will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Similarly, when deferred stock vests and is issued to the participant, the participant will realize ordinary income and we will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefore and we will be entitled to a deduction in the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Stock Appreciation Rights.    No taxable income is generally recognized by the participant upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the participant in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount that the participant recognizes as ordinary income.

Dividend Equivalents.    A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards.    A participant who has been granted a performance award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant will have ordinary income, and we will be entitled to a corresponding deduction.

Stock Payments.    A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received, and we will have a deduction in the same amount.

Section 162(m).    Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The 2003 Plan has been structured with the intent that awards granted under the 2003 Plan may meet the requirements for “performance-based” compensation and Section 162(m) of the Code. To the extent granted, a fair market value exercise price, options granted under the 2003 Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock, stock awards, performance awards and cash awards granted under the 2003 Plan may qualify as “performance-based” under the Code if it vests or is issuable or payable based upon the Performance Criteria and otherwise meets the requirements of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL

OF OUR 2003 EQUITY PARTICIPATION PLAN.

PROPOSAL 3—APPROVAL OF THE AMENDMENT TO

THE VARCO INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

The stockholders are asked to approve an amendment to the Company’s Employee Stock Purchase Plan, which increases the number of shares available for issuance thereunder from 648,172 shares to 998,172 shares.

In connection with the merger in 2000 of Varco into the Company, we assumed the Varco 1980 Employee Stock Purchase Plan. Effective April 1, 2001, the Varco 1980 Employee Stock Purchase Plan was amended and restated and is now known as the Varco Intentional Employee Stock Purchase Plan (the “ESPP”). In March 2003, our Compensation Committee and our Board of Directors each unanimously approved the amendment to the ESPP increasing the authorized number of shares by 350,000 shares (the “Amendment”). The ESPP is intended to qualify under Section 423 of the Code as an Employee Qualified Stock Purchase Plan. In general, the ESPP authorizes us to sell shares of our common stock (through payroll deductions) to our employees and employees of certain of our subsidiaries, in six month offering periods, at a purchase price of 85% of the fair market value of such shares and without commissions and other charges.

Our Board of Directors recommends to its stockholders that they approve the Amendment. As of the record date, approximately 164,082 shares of our common stock were available for issuance under the ESPP; this does not give effect to the shares that will be issued upon the close of the offering period on March 31, 2003. The Amendment increases the total number of shares of the common stock that may issued under the ESPP by 350,000 shares, from 648,172 shares to 998,172 shares with approximately 514,082 remaining available for grant after the record date. Over the past few years we have encouraged participation in the ESPP in order to further align the interests of more employees with the interests of our stockholders. Our Board of Directors believes that stockholder approval of the Amendment is necessary to ensure that an adequate number of shares of our common stock will be available for such increased participation over approximately the next one to two years. Our Board of Directors believes that it is in our best interest and that of our stockholders to approve the Amendment because the ability to sell additional shares of our common stock to our employees at a discount from the then current market price and without commissions and other charges will assist us in attracting and retaining experienced and capable persons who can make significant contributions to our further growth and success.

Description of the ESPP

Set forth below is general description of the material terms of the ESPP, as proposed to be amended. A copy of the Amendment to the ESPP is attached hereto as Annex B. A copy of the ESPP is on file with SEC and may be obtained by request to the Secretary of the Company, Varco International, Inc., 2000 W. Sam Houston Parkway South, Suite 1700, Houston, Texas 77042. The principal features of the ESPP are summarized below, but the summary is qualified by reference to the ESPP itself. We encourage you to read the ESPP carefully.

Shares Issuable Under the ESPP

After giving effect to the Amendment, a maximum of 998,172 shares of our common stock may be sold under the ESPP. Shares sold under the ESPP may be authorized but unissued shares, reacquired shares, or shares purchased on the open market. The ESPP, does, however, provide for appropriate adjustment in the number of shares that may be sold under the ESPP in the event of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events. For all offering periods ending in a given calendar year, purchases under the ESPP are limited to no more than an aggregate of $25,000 worth of our common stock (valued at the beginning of each offering period). Also, participants may not purchase more than 20,000 shares of our common stock in any offering period.

Eligibility and Election to Participate

All of our employees or employees of certain of our participating subsidiaries (as determined by the administrator) whose customary employment is more than 20 hours per week and more than five months in any calendar year are eligible to participate in the ESPP. An employee shall not be eligible to participate in the ESPP if immediately after the grant the employee owns 5% or more of the total combined voting power or value of all classes of our capital stock or capital stock of certain of our subsidiaries as determined under Sections 423(b)(3) and 424(d) of the Code. Currently approximately 8,400 persons are eligible to participate in the ESPP.

Each eligible employee participates in the ESPP by means of a payroll deduction. The eligible employee is required to deliver to us no later than five working days before the date of commencement of the offering period a completed and executed written payroll deduction authorization. The authorized payroll deduction may be in amounts not less than $5.00 on each payday and shall not exceed 10% of such participant’s base pay. The cash compensation payable to each participant during any offering period is reduced on each payday through the payroll deduction in an amount equal to the stated percentage of base pay specified in the authorization and such amount is credited to the participant’s account under the ESPP.

Options Granted and Automatically Exercised

We offer options under the ESPP to all eligible employees in successive six-month offering periods. The offering periods last six months each. An offering period begins on April 1 and continues through September 30, and begins again on October 1 and continues through March 30, of each year, or such other date or dates as the Administrator may from time to time determine. On the first day of each offering period a participant is granted an option to purchase shares of our common stock, which option will be automatically exercised on the last day of the offering period, resulting in the automatic purchase of our common stock on the last day of the offering period.

Each participant in the ESPP automatically and without any act on such participant’s part is deemed to have exercised such option on the last day of the offering period to the extent that the balance in the participant’s account under the ESPP is sufficient to purchase whole shares of our common stock subject to the option at the applicable option price, including fractional shares.

Payment of Shares Through Payroll Deductions

The price per share of our common stock purchased under the ESPP is different for each offering period. The price payable for an offering period is equal to 85% of the lesser of (i) the fair market value of our common stock on the date of grant (i.e., the first day of the offering period) with respect to the offering period or (ii) the fair market value of our common stock on the date of exercise (i.e., the last day of the offering period) with respect to the offering period. Thus, the lower of the two stock prices (i.e., fair market value on the date of exercise or on the date of grant with respect to the offering period) is selected and is then discounted by 15%. The closing price of a share of our common stock on the record date was $17.70.

The fair market value of a share of our common stock on any day will be the per share closing price for our common stock as reported on the NYSE for that day. If there is no trading on that day, the closing price on the preceding trading day will be used.

Shares are purchased under the ESPP solely through payroll deductions. The minimum payroll deduction is $5.00 per payroll and the maximum deduction is 10% of a participant’s base pay. Base pay excludes overtime pay, bonuses, extended workweek premiums, incentive pay and any other special payments, fees or allowances. All payroll deductions are made on an after-tax basis. Deductions are taken from each paycheck that is paid during the offering period. The amount of payroll deductions may not be changed during an offering period.

Withdrawal from the ESPP and Termination of Participation

Any participant may withdraw from participation under the ESPP at any time. Upon withdrawal, the balance in the participant’s account under the ESPP will be refunded in cash or by check, without interest. A participant who withdraws from the ESPP and who is still an eligible employee is eligible to participate again in the ESPP as to any subsequent offering periods.

Except in the case of death of the participant, the participant’s participation in the ESPP automatically terminates on the date of termination of the participant’s employment with us. Upon such termination, the balance in the participant’s account will be refunded in cash or by check, without interest. In the case of death, the participant’s estate is required to notify us of such participant’s estate’s desire to have the balance of the participant’s account under the ESPP refunded in cash or by check. Upon receipt of such notice, the participant’s payroll deduction authorization, interest in the ESPP and option under the ESPP terminate and we are required to refund the balance in the participant’s account in cash or by check. If we do not receive such notice prior to the next date of the exercise under the ESPP, the participant’s option is deemed to have been exercised on such date of exercise.

Miscellaneous

Options are not transferable by the participants other than by will or the laws of descent and distribution and are exercisable during a participant’s lifetime only by the participant.

Our Board of Directors or a committee comprised of one or more Board members and appointed by our Board of Directors is responsible for administering the ESPP (the “Administrator”). The Administrator has the power and authority to interpret and construe any and all provisions of the ESPP, and to adopt rules and regulations for the administration of the ESPP. The Administrator or our Board of Directors has the power to designate the subsidiaries that participate in the ESPP. The Administrator or our Board of Directors may amend the ESPP at any time, but must obtain stockholder approval for any amendment that (i) increases the number of shares that may be issued under the ESPP, (ii) decreases the purchase price payable under the ESPP, or (iii) would cause the ESPP to no longer be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Whenever any change is made in our common stock subject to the ESPP or subject to rights outstanding under the ESPP, by reason of stock dividend, subdivision, combinations or reclassification of shares, appropriate action will be taken by the Administrator to adjust accordingly the number of shares and exercise price of such shares subject to the ESPP.

No participant will have any rights as a stockholder as to the shares of our common stock covered by an option until such shares have been issued and delivered to the participant or his or her account following the exercise of such employee’s option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date of such issuance.

Certain Federal Income Tax Consequences of the Employee Stock Purchase Plan, as amended.

The following summarizes the Federal income tax consequences of an employee’s participation in the ESPP and is not intended to be a complete description of the tax consequences. This summary does not address Federal employment taxes, state and local income taxes and other taxes that may be applicable.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an option under the plan.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE VARCO INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP has been our independent auditor since 1988, and the Audit and Compliance Committee desires to continue to engage the services of this firm for the fiscal year ending December 31, 2003. Accordingly, the Board of Directors, upon the recommendation of the Audit and Compliance Committee, has reappointed Ernst & Young LLP to audit our and our subsidiaries’ financial statements for fiscal year 2003 and to report on these financial statements. Our stockholders are being asked to vote upon ratification of this selection. If our stockholders do not ratify the selection, the Audit and Compliance Committee will reconsider the selection.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2003.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

It is currently contemplated that our 2004 Annual Meeting of Stockholders will be held on or about May 20, 2004. In the event that a stockholder desires to have a proposal considered for presentation at the 2004 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to our Secretary so that it is received no later than December 16, 2003. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2004 Annual Meeting of Stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, we must receive notice of such proposal on or before March 3, 2004. If the notice is not received by March 3, 2004 it will be considered untimely under Rule 14a-4(c)(1) of the SEC’s proxy rules, and we will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting of Stockholders with respect to such proposal, if presented at the meeting.

Proposals and notices should be directed to the attention of the Secretary, Varco International, Inc., 2000 W. Sam Houston Parkway South, Suite 1700, Houston, Texas 77042.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters that may be presented for consideration at the annual meeting. However, if any other matter is presented properly for consideration and action at the annual meeting, or any adjournment or postponement of the meeting, it is intended that the proxies will be voted on any such matters in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

James F. Maroney, III
Vice President, Secretary and General Counsel

April 14, 2003

ANNEX A

THE 2003

EQUITY PARTICIPATION PLAN

OF

VARCO INTERNATIONAL, INC.

VARCO INTERNATIONAL, INC., a Delaware corporation, has adopted this 2003 Equity Participation Plan of Varco International, Inc., (the “Plan”), which amends and restates the Amended and Restated 1996 Equity Participation Plan of Varco International, Inc. for the benefit of its eligible employees, consultants and directors.

The purposes of this Plan are as follows:

(1)  To provide an additional incentive for Directors, (as defined herein) key Employees (as defined herein), and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2)  To enable the Company to obtain and retain the services of Directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

This plan was originally approved by the Company’s stockholders on April 24, 1996, was first amended with stockholder approval on May 13, 1999, and was amended and restated with stockholder approval on May 30, 2000.

ARTICLE I.

DEFINITIONS

1.1    General.    Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise. The masculine pronoun shall include the feminine and the neuter, and the singular pronoun shall include the plural where the context so indicates.

1.2    Administrator.    “Administrator” shall mean the entity that conducts the general administration of the Plan (including the grant of Awards) as provided herein. With reference to the administration of the Plan with respect to an Award granted or to be granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to an Award granted or to be granted to Employees or consultants, the term “Administrator” shall refer to the Committee, unless and to the extent (a) the Board has assumed the authority for administration of all or any part of the Plan as permitted in Section 10.2 or (b) the Committee has delegated the authority for administration of all or part of the Plan as permitted by Section 10.5. With reference to the administration of the Plan with respect to an Award granted or to be granted to Section 162(m) Participants and intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, as described in Section 3.2 the term “Administrator” shall refer to the Committee comprised solely of two or more Directors each of whom qualify as an “outside director” under Section 162(m) of the Code.

1.3    Award.    “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Stock Appreciation Right, a Dividend Equivalents award, a Deferred Stock award or Stock Payment which may be awarded or granted under the Plan (collectively, “Awards”).

1.4    Award Agreement.    “Award Agreement” shall mean a written agreement executed by an authorized executive officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.5    Award Limit.    “Award Limit” shall mean four hundred thousand (400,000) shares of Common Stock, or for Performance Awards granted pursuant to Section 8.1(b), “Award Limit” shall mean one million five hundred thousand dollars ($1,500,000); provided, however, that commencing January 1, 2003, to the extent the 400,000 share limit is not awarded to any Holder with respect to any fiscal year, the amount not so awarded but permitted for such Holder shall be available for award to such Holder during any subsequent fiscal year. As a result, the maximum number of shares pursuant to which Awards may be granted during any fiscal year hereunder to any Holder may be greater than the 400,000 share limit specified above only to the extent that such shares were not awarded to such Holder during any preceding year, commencing with 2003. The method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder.

1.6    Board.    “Board” shall mean the Board of Directors of the Company.

1.7    Code.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

1.8    Committee.    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9    Common Stock.    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

1.10    Company.    “Company” shall mean Varco International, Inc., a Delaware corporation, or any successor entity.

1.11    Corporate Transaction.    “Corporate Transaction” shall mean any of the following stockholder-approved transactions to which the Company is a party:

(a)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Awards are assumed by the successor entity;

(b)	the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

(c)	any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

1.12    Deferred Stock.    “Deferred Stock” shall mean Common Stock awarded under Article VIII of this Plan.

1.13    Director.    “Director” shall mean a member of the Board.

1.14    Dividend Equivalent.    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of this Plan.

1.15    Employee.    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.16    Exchange Act.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.17    Fair Market Value.    “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next succeeding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.18    Holder.    “Holder” shall mean a person who has been granted or awarded an Award.

1.19    Incentive Stock Option.    “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.20    Independent Director.    “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.21    Non-Qualified Stock Option.    “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.22    Option.    “Option” shall mean a right to purchase shares of Common Stock granted under Article IV, and subject to the terms specified in Article V, of this Plan. An Option granted under this Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

1.23    Performance Award.    “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.24    Performance Criteria.    “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions, controls or savings, (i) net cash provided by operating activities, (j) appreciation in the fair market value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (l) total stockholder return, (m) earnings per share from operations, (n) revenues, (o) economic value added, (p) strategic initiatives, (q) market share, or (r) operating margins. Such performance goals also may be based on the achievement of the specified levels of performance under one or more of the measures described above relative to the performance of one or more other corporations. The foregoing criteria will be computed without recognition of (i) unusual or nonrecurring events affecting the Company or its financial statements or (ii) changes in applicable laws, regulations or accounting principles, as determined by the Administrator.

1.25    Plan.    “Plan” shall mean the 2003 Equity Participation Plan, as amended and/or restated from time to time, as successor to the Amended and Restated 1996 Equity Participation Plan of Varco International, Inc.

1.26    QDRO.    “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.27    Restricted Stock.    “Restricted Stock” shall mean Common Stock awarded under Article VII of this Plan, that is subject to such restrictions, which may lapse separately or in combination, at such time or times, in installments or otherwise, as the Administrator may determine, subject to the applicable provisions of this Plan

1.28    Rule 16b-3.    “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.29    Section 162(m) Participant.    “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.30    Stock Appreciation Right.    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of this Plan.

1.31    Stock Payment.    “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions or fees, that would otherwise become payable to a Holder in cash, awarded under Article VIII of this Plan.

1.32    Subsidiary.    “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.33    Termination of Consultancy.    “Termination of Consultancy” shall mean the time when the engagement of Holder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including without limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.34    Termination of Directorship.    “Termination of Directorship” shall mean the time when an Holder, Holder or Holders who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement, but excluding any termination of Directorship where there is simultaneous employment by the Company (or any Subsidiary of the Company) of such person. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.35    Termination of Employment.    “Termination of Employment” shall mean the time when the employee-employer relationship between the Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Holder by the Company or any Subsidiary, (ii) at the discretion of the

Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former Employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1    Shares Subject to Plan.

(a)  The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be the Company’s Common Stock, par value $0.01 per share. The aggregate number of such shares which may be issued upon exercise of such Awards under the Plan shall not exceed twelve million one hundred and fifty thousand (12,150,000) shares. The shares of Common Stock issuable upon exercise of such Awards may be either previously authorized but unissued shares or treasury shares.

(b)  The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit.

(c)  The maximum number of shares which may be issued after May 30, 2000 upon exercise of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock or Stock Payments shall not exceed one million two hundred thousand (1,200,000) shares.

2.2    Add-back of Options and Other Rights.    If any Option, or other right to acquire shares of Common Stock under any other Award under this Plan, expires or is canceled without having been fully exercised or is exercised or settled in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other Award but as to which such Option or other Award was not exercised prior to its expiration, cancellation, exercise or settlement may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are actually or constructively delivered by the Holder or withheld by the Company upon the exercise of any Option or other Award under this Plan in payment of the exercise price thereof or tax withholding thereon may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Holder or repurchased by the Company pursuant to Section 6.6 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

ARTICLE III.

GRANTING OF AWARDS

3.1    Award Agreement.    Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2    Provisions Applicable to Section 162(m) Participants.

(a)  The Administrator, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)  Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Award to a Section 162(m) Participant, including Restricted Stock that is granted or the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VII or Article VIII that is awarded or vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c)  To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing:

(i)  designate one or more Section 162(m) Participants;

(ii)  select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service governing the achievement of the Performance Criteria;

(iii)  establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, which may be earned for such fiscal year or other designated fiscal period or period of service, upon the achievement of the performance targets; and

(iv)  specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service, upon the achievement of the performance targets.

(d)  Following the completion of each fiscal year or other designated fiscal period or period of service, the Administrator shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant as performance-based compensation as described in Section 162(m)(4)(C) of the Code, the Administrator shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(e)  The maximum Award granted or paid under Articles VII and VIII to a Section 162(m) Participant as performance-based compensation as described in Section 162(m)(4)(C) of the Code for any fiscal year shall not exceed $1,500,000 for cash Awards and 400,000 shares for Awards payable in stock (with any or no purchase price for such shares) with respect to any fiscal year of the Company; provided, however, that commencing January 1, 2003, to the extent the foregoing fiscal year share limit is not awarded to any Holder with respect to such fiscal period, the amount not so awarded but permitted shall be available for award to such Holder during any other subsequent fiscal year. As a result, the maximum number of shares as to which Awards may be granted during any fiscal year hereunder to any Holder may be greater than the 400,000 share limit specified above only to the extent that such 400,000 share limit was not awarded to such Holder during any preceding fiscal year, commencing with 2003.

(f)  Furthermore, notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3    Consideration.    In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

3.4    At-Will Employment.    Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS

4.1    Eligibility.    Any Employee or consultant selected by the Administrator pursuant to Section 4.2(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be automatically granted Options at the times and in the manner set forth in Section 4.2(c) and, shall be eligible to be granted Options at the discretion of the Board pursuant to Section 4.4(d).

4.2    Granting of Options.

(a)  The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i)  Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options or other Awards under this Plan) such of them as in its opinion should be granted Options;

(ii)  Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

(iii)  Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; provided, however that Incentive Stock Options may be granted only to Employees and shall not be granted to any consultant or Independent Director; and

(iv)  Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)  Any Incentive Stock Option granted under this Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such option from treatment as an “Incentive Stock Option” under Section 422 of the Code.

(c)  During the term of the Plan, (i) a person who is an Independent Director as of April 24, 1996 automatically shall be granted an option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of each annual meeting of stockholders at which the Independent Director is reelected to the Board, and (ii) a person who is initially elected or appointed to the Board and is at the time of election or appointment an Independent Director automatically shall be granted (A) an option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of such initial election or appointment and (B) an option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of each annual meeting of stockholders after such initial election or appointment at which the Independent Director is reelected to the Board. Members of the Board who are Employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (ii)(A) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, Options as described in the clause (ii)(B) of the preceding sentence.

(d)  Notwithstanding Section 4.2(c), the Administrator may from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i)  Select from among the Independent Directors (including Independent Directors who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

(ii)  Determine the number of shares to be subject to such Options granted to the selected Independent Directors; and

(iii)  Determine the terms and conditions of such Options, consistent with the Plan.

ARTICLE V.

TERMS OF OPTIONS

5.1    Option Price.    The price per share of the shares subject to each Option shall be set by the Administrator; provided, however, that such price shall be not be less than Fair Market Value of a share of Common Stock; provided, further that in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock.

5.2    Option Term.    The term of an Option shall be set by the Administrator in its discretion; provided, however, that, (i) in the case of Non-Qualified Stock Options, the term shall be not more than (10) years from the date the Option is granted, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Administrator may extend the term or exercise period of any outstanding Option in connection with any Termination of Employment, Termination of Consultancy, or Termination of Directorship of the Holder, or amend any other term or condition of such Option relating to such a termination.

5.3    Option Vesting.

(a)  The period during which the right to exercise an Option in whole or in part vests in the Holder shall be set by the Administrator who may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)  No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action following the grant of the Option.

(c)  To the extent that the aggregate Fair Market Value of stock with respect to which “Incentive Stock Options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4    No Repricing.    Without stockholder approval, the Administrator shall not have the authority to amend any then outstanding Option to reduce the exercise price payable for such Option, or to require as a condition to the grant of a new Award, the surrender of previously granted Option that has an exercise price in excess of the exercise price of the proposed new Option or other Award.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a)  A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion;

(b)  Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)  In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option;

(d)  Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion, to the extent not prohibited by and subject to the restrictions contained in any applicable law, (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the actual or constructive delivery of shares of Common Stock owned by the Holder, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; and

(e)  Full payment in cash or deduction from other compensation payable to the Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Award. The Administrator may in its discretion and in whole or partial satisfaction of the foregoing requirement, require that the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the surrender by the Holder of shares of Common Stock) having a Fair Market Value in an amount not to exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income.

6.3    Conditions to Issuance of Stock Certificates.    The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)  The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)  The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)  The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e)  The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares pursuant to Section 5.2(d).

6.4    Rights as Stockholders.    The Holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

6.5    Ownership and Transfer Restrictions.    The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Administrator may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock.

(a)  The Administrator shall from time to time, in its absolute discretion:

(i)  Select from among the key Employees, consultants or Independent Directors (including those who have previously received other Awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii)  Determine the restrictions and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

(b)  The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c)  Upon the selection of a key Employee, consultant or Independent Director to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.2    Rights as Stockholders.    Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.5, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

7.3    Restriction.    All shares of Restricted Stock issued under this Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, unless the Administrator otherwise provides, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months have elapsed from (but excluding) the date on which the Restricted Stock was issued, and provided, further, that by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless provided otherwise by the Administrator, if no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse and such Restricted Stock shall be surrendered without consideration upon Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable.

7.4    Repurchase of Restricted Stock.    The Administrator shall provide in the terms of each individual Award Agreement evidencing Restricted Stock that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company or because of the Holder’s retirement, death or disability, or otherwise.

7.5    Escrow.    At the discretion of the Administrator, the Secretary of the Company or such other escrow holder the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.6    Legend.    In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator may require a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS

8.1    Performance Awards.

(a) Any key Employee, consultant or Independent Director selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, consultant or Independent Director.

(b) Without limiting Section 8.1(a), the Administrator may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 8.1(b) shall not exceed the Award Limit with respect to any fiscal year of the Company. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles, without recognition of (i) unusual or nonrecurring events affecting the Company or its financial statements or (ii) changes in applicable laws, regulations or accounting principles, as determined by the Administrator.

8.2    Dividend Equivalents.    Any key Employee, consultant or Independent Director selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

8.3    Stock Payments.    Any key Employee, consultant or Independent Director selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.4    Deferred Stock.    Any key Employee, consultant or Independent Director selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

8.5    Term.    The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Administrator in its discretion.

8.6    Exercise Upon Termination.    A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, consultant or Independent Director; provided that the Administrator may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

8.7    Payment on Exercise.     Payment of the amount determined under Section 8.1 or 8.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1    Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any key Employee, consultant or Independent Director selected by the Administrator. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Administrator shall impose and shall be evidenced by an Award Agreement. The Administrator, in its discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Award Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.

9.2    Coupled Stock Appreciation Rights.

(a)    A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)    A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)    A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3    Independent Stock Appreciation Rights.

(a)    An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator, which shall not be less than Fair Market Value of a share of Common Stock. An ISAR is exercisable only while the Holder is an Employee, consultant or Independent Director; provided that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Consultancy or Termination of Directorship without cause, or following a change in control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b)    An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4    Payment and Limitations on Exercise.    Payment of the amount determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 hereinabove.

ARTICLE X.

ADMINISTRATION

10.1    Committee.    The Compensation Committee of the Board (or another committee or a subcommittee of the Board assuming the functions of the Administrator under this Plan) shall serve as the Committee and shall consist of two or more Directors appointed by and holding office at the pleasure of the Board, provided, however, that grants to Employees who are considered reporting persons under Section 16 of the Exchange Act are to be administered by a committee or subcommittee consisting of two or more Directors each of whom satisfies the applicable requirements of Rule 16b-3 and Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of this Plan in accordance with its provisions. The Administrator shall have the power to interpret this Plan and the Award Agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under this Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

10.3    Majority Rule; Unanimous Written Consent.    The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Administrator.

10.4    Compensation; Professional Assistance; Good Faith Actions.    Administrators and their members shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which the Administrator may incur in connection with the administration of this Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards, and all members of the Administrator shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5    Delegation of Authority to Grant Awards.    The Committee or the Board may, but need not, delegate from time to time some or all of its authority to grant (and administer the terms of) Awards under the Plan to a committee consisting solely of one or more members of the Committee or consisting solely of one or more executive officers of the Company; provided, however, that the Committee or Board may not delegate its authority to grant or administer any such Awards to individuals (i) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (ii) who are Section 162(m) Participants or (iii) who are executive officers of the Company. Any delegation hereunder shall be subject to the restrictions and limits that the Committee or Board specifies at the time of such delegation of authority and may be rescinded at any time by the Committee or Board. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee or Board.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1    Not Transferable.

(a)    Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a QDRO or pursuant to paragraph (b) of this Section 11.1, unless and until such Awards have been exercised, or the shares underlying such Awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)    Notwithstanding the foregoing provisions of this Section 11.1, the Administrator, in its sole discretion, may determine to grant an Award, which, by its terms or by resolution of the Administrator after its grant, may be transferred by the Holder, in writing and with prior written notice to the Administrator, by gift or contribution, to a “family member” of the Holder (as defined under the instructions to use of Form S-8), provided, that an Award that has been so transferred shall continue to be subject to all of the terms and conditions as applicable to the original Holder, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.

(c)    During the lifetime of the Holder, only he may exercise an Award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO or transferred pursuant to the foregoing paragraph (b). After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

11.2    Amendment, Suspension or Termination of this Plan.    This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Administrator may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Award, adversely alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after March 29, 2010.

11.3    Changes in Common Stock or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    Subject to Section 11.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)    the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii)    the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

(iii)    the grant or exercise price with respect to any Award.

(b)    Subject to Section 11.3(e), in the event of any Corporate Transaction or other event described in Section 11.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Administrator will have the right to terminate this Plan as of the date of the event or transaction, in which case all Awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

(c)    Subject to Sections 11.3(c)(vii) and 11.3(e), in the event of any Corporate Transaction or other event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions or determinations, in the terms of the Award, by action taken prior to the occurrence of the event, or at any other time, whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

(i)    That the Award shall be purchased for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or the realization of the Holder’s rights had such Award been currently exercisable or payable;

(ii)    That the Award shall be replaced with other rights or property selected by the Administrator in its sole discretion;

(iii)    That the Award cannot be exercised after such event;

(iv)    That, for a specified period of time prior to such transaction or event, such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 5.3 or (ii) the provisions of such Award;

(v)    That upon such event, such Award shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(vi)    Make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(vii)    That, for a specified period of time prior to such event, the restrictions imposed under the Award Agreement upon some or all of any Awards may be terminated, and/or any Awards may cease to be subject to repurchase by the Company after such event; and

(viii)    In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby during the five days immediately preceding the consummation of such Corporation Transaction.

(d)    Subject to Section 11.3(e) and 11.8, the Administrator may, in its discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e)    With respect to Incentive Stock Options and Options and Stock Appreciation Rights intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option or Stock Appreciation Right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in a violation of Section 16. The number of shares of Common Stock subject to any such Award shall always be rounded to the next whole number.

11.4    Tax Withholding.    The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Award. The Administrator may in its discretion and in whole or partial satisfaction of the foregoing requirement, require that the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the surrender by the Holder of shares of Common Stock) having a Fair Market Value in an amount not to exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income.

11.5    Loans.    The Administrator may in its discretion, except to the extent prohibited by and subject to the restrictions of any applicable law, extend one or more loans to key Employees in connection with the exercise or receipt of an Award under this Plan. The terms and conditions of any such loan shall be set by the Administrator and be in full compliance with applicable law.

11.6    Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Administrator shall have the right (to the extent consistent with the requirements of Rule 16b-3) to provide, in the terms of Awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying such Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator.

11.7    Limitations Applicable to Section 16 Persons and Performance-Based Compensation.    Notwithstanding any other provision of this Plan, this Plan, and any Award granted or awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, the Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

11.8    Effect of Plan Upon Options and Compensation Plans.    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

11.9    Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under any Award granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

11.11    Governing Law.    This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.

* * *

I hereby certify that the foregoing Plan, as amended and restated, was duly adopted by the Board of Directors of Varco International, Inc. on March 18, 2003 and was approved by the requisite number of votes by the stockholders of Varco International, Inc. on May 15, 2003.

Executed on this      day of May 2003.

James F. Maroney, III
Vice President, Secretary and General Counsel

ANNEX B

SECOND AMENDMENT TO THE

VARCO INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

This Second Amendment (“Amendment”) to the Varco International Employee Stock Purchase Plan, as Amended and Restated Effective as of April 1, 2001 (the “Plan”), is adopted by Varco International, Inc., a Delaware corporation (the “Company”), effective as of March 18, 2003.

Capitalized terms used in this Amendment shall have the meanings assigned to them in the Plan.

AMENDMENT

Section 6.1 of Plan is hereby deleted and Section 6.1 of the Plan is restated in its entirety as follows:

6.1    Shares Subject to the Plan.    The aggregate number of shares of Company Stock that may be sold under the Plan on or after March 31, 2001 shall not exceed Nine Hundred Ninety-Eight Thousand One Hundred Seventy-Two (998,172). These shares may be authorize but unissued shares, reacquired shares, or shares purchased on the market for purposes of the Plan.

*************

The undersigned, James F. Maroney, III, Vice President, General Counsel and Secretary of the Company, hereby certifies that the Board adopted the foregoing Amendment on March 18, 2003 and the stockholders of the Company adopted the foregoing Amendment on May 15, 2003.

Executed at Houston, Texas this              day of May 2003.

James F. Maroney, III Vice President, General Counsel and Secretary of Varco International, Inc.

B-1

Please Mark
Here for         [_]
Address Change
or Comments
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS

   FOR ALL                    WITHHOLD
nominees listed               AUTHORITY
 below (except             to vote for all
 as marked to                 nominees
 the contrary)              listed below
     [_]                        [_]

Nominees: 01 George Boyadjieff, 02 George S. Dotson,
03 Richard A. Kertson, 04 John F. Lauletta, 05 Eric L. Mattson,
06 L. E. Simmons, 07 Jeffery A. Smisek, 08 Douglas E. Swanson,
09 Eugene R. White, 10 James D. Woods

Instruction: To withhold authority for any nominee, draw a line through
(or otherwise strike out) the nominee's name in the list above.

2. To approve the 2003 Equity Participation Plan which, in part, (i) increases the number of shares of Common Stock that may be issued thereunder by
   4,500,000 shares and (ii) modifies the annual limits on the amount of shares or cash awards that may be granted to any person.  FOR  AGAINST  ABSTAIN
                                                      [_]    [_]      [_]

3. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued by 350,000 shares.
   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

4. To ratify the selection of Ernst & Young LLP as Varco's independent auditors for the fiscal year ending December 31, 2003. FOR  AGAINST  ABSTAIN
                                                 [_]    [_]      [_]

ELECTION TO RECEIVE PROXY AND ANNUAL
  REPORT DOCUMENTS ELECTRONICALLY

By checking this box, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that Varco may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting Varco's transfer agent, Mellon
Investor Services LLC, 85 Challenger Road, Ridgefield Park, NJ 07660.  [_]

Signature ___________________  Signature ____________________  Date ____________
Please sign as name(s) appears on this proxy card and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.

--------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

  Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                           http://www.eproxy.com/vrc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.varco.com

                            VARCO INTERNATIONAL, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          OF VARCO INTERNATIONAL, INC. FOR THE 2003 ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD ON MAY 15, 2003

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the notice and the proxy statement relating to the 2003 annual meeting of stockholders of Varco International, Inc., and hereby appoints
Joseph C. Winkler and James F. Maroney, III, and each of them, as its true and lawful agents and proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote the shares the undersigned is entitled to vote at the 2003 annual meeting of stockholders of Varco
International, Inc. to be held on May 15, 2003, and at any adjournment or postponement thereof, as indicated, upon all matters referred to on this proxy card and described in the proxy statement for the annual meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ALL
10 NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

    Address Change/Comments (Mark the corresponding box on the reverse side)
    ________________________________________________________________________

    ________________________________________________________________________

    ________________________________________________________________________

    ________________________________________________________________________

--------------------------------------------------------------------------------

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